Exhibit 99.2

DEFERRED PROFIT-SHARING PLAN

FOR HOURLY EMPLOYEES

Effective January 1, 1956

(as amended and restated as of January 1, 2016)

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TABLE OF CONTENTS (cont’d)

TABLE OF CONTENTS (cont’d)

TABLE OF CONTENTS (cont’d)

TABLE OF CONTENTS (cont’d)

PREAMBLE

The Plan was originally adopted, effective January 1, 1956, as a profit sharing plan for the benefit of eligible Employees of the Participating Companies. The Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Code. Since 1983, the Plan includes a cash or deferred arrangement qualified under Section 401(k) of the Code. Effective December 15, 2001, the Plan is also a stock bonus plan that permits Participants to elect to receive in cash their share of cash dividends paid on shares of Altria Stock held in Part D of the Fund (the investment option for Altria Stock).

Effective as of March 30, 2007, Kraft Foods Inc. and its subsidiary companies ceased to be members of the Controlled Group. Effective as of March 30, 2007, Part I (the investment option for Kraft Stock (now Mondelēz Stock) was added as an investment option under the Plan. No exchanges or rebalancings into Part I are permitted and no contributions may be invested in Part I.

Effective June 1, 2007, the Plan includes (1) Company Match Contributions on behalf of Match-Eligible Employees who make Salary Reduction Contributions and/or After-Tax Contributions to the Profit-Sharing Fund and (2) a Company Contribution on behalf of each Match-Eligible Employee after the completion of twelve (12) months of Accredited Service

Effective as of March 28, 2008, PMI and its subsidiary companies ceased to be members of the Controlled Group. Effective as of March 28, 2008, Part K (the investment option for PMI Stock) was added as an investment option under the Plan. No exchanges or rebalancings into Part K are permitted and no contributions may be invested in Part K.

Effective as of the close of business on August 31, 2009, the assets and liabilities of the Deferred Profit-Sharing Plan for Craft Employees were merged into the Plan (then known as the Deferred Profit-Sharing Plan for Tobacco Workers).

Effective after the close of business on December 30, 2009, the assets and liabilities of the UST Savings Plan allocable to UST Employees and SMWE Employees were merged with and into the assets and liabilities of the Plan. The Plan was amended and restated as of December 31, 2009 to reflect the transfer of these assets and liabilities into the Plan although Employees who were participants in the UST Plan were not eligible to participate in the Plan with respect to the making of contributions pursuant to ARTICLE IV of the Plan and in the sharing or allocation of any contributions pursuant to ARTICLE II and ARTICLE III of the Plan until January 1, 2010.

The Plan was amended and restated as of January 1, 2010: (1) to include UST Employees in the Plan, (2) to include SMWE Employees in the Plan and (3) to change the benefit formula in the Plan applicable to all employees, other than UST Employees. Effective for Plan Years beginning in 2010, the Contribution will be based on Consolidated Earnings, rather than Operating Profit. A Contribution based on Consolidated Earnings was the original formula under the Plan. It was changed for Plan Years beginning in 1994 and ending December 31, 2009.

The Plan was amended and restated as of January 1, 2012 to reflect (1) additional duties of the independent named fiduciary for the Altria, Kraft and PMI Stock Investment Options, (2) to set forth the members of the Committee, (3) to provide for the actions of the Altria, Kraft and PMI Stock Independent Named Fiduciaries when there is a tender offer for less than 5% of the outstanding shares. Certain amendments are effective July 1, 2012 to reflect changes to the investment options offered under the Plan. Except as otherwise provided herein, the Plan as hereinafter set forth is as amended, effective as of January 1, 2012.

The Plan was amended and restated as of October 1, 2012, to reflect: (1) changes to the investment options offered under the Plan, (2) the separation of Kraft Foods Inc. into two separate public companies, (3) the change in the name of Kraft Foods Inc. to Mondelēz International, Inc., (4) the receipt of the shares of KFG Stock distributed to the shareholders of Mondelēz International and the establishment of the KFG Stock investment option and (5) the appointment of Fiduciary Counselors, Inc. as the KFG Stock Independent Named Fiduciary.

The Plan was amended and restated as of July 1, 2014 (with certain earlier effective dates). Effective for Plan Years beginning on and after January 1, 2014, the Plan was amended to provide for the allocation of the Contribution to the Plan and the contribution and supplemental company contribution to the Salaried Plan if 3% of Consolidated Earnings is insufficient to fund the Salaried Plan and the Plan in accordance with their respective benefit formulas. The Plan was further amended effective July 1, 2014 to provide an increase in the percentage of Compensation that can be contributed to the Plan pursuant to Article IV per payroll period, to place further limits on hardship withdrawals, and to make a number of other changes in the administration of the Plan. The Plan was also amended effective January 1, 2016 to revise the benefit formula for the company contribution, to provide for a matching contribution for Participants who are not Match-Eligible Employees, UST Employees, or SMWE Employees, and to provide for a supplemental company contribution for Match-Eligible Employees. The Plan was also amended effective June 26, 2013 to revise the definition of “Spouse.”

The Plan has been amended and restated as of January 1, 2016 (with certain amendments effective earlier) to reflect the merger of Kraft Foods Group, Inc. and H. J. Heinz Company, resulting in the formation of The Kraft Heinz Company, and certain other administrative changes. The Plan has also been amended effective January 1, 2016 to eliminate Part J of the Fund, the Conduit Fund, as an investment option.

DEFINITIONS

The following terms as used herein or in the Trust Agreement shall have the meanings set forth below:

1.01	ACCOUNTS

Accounts means the aggregate of the following Accounts that may be maintained on behalf of any Participant or Inactive Participant (or Beneficiary or Alternate Payee):

(a)	Company Account, consisting of:

(1)       a sub-account that is considered part of a Cash or Deferred Arrangement; and

(2)       a sub-account that is not considered part of a Cash or Deferred Arrangement;

(b)	Company Match Account;

(c)	UST Match Account;

(d)	Supplemental Company Contribution Account

(e)	Personal After-Tax Account;

(f)	Personal After-Tax Rollover Account;

(g)	Personal Before-Tax Account;

(h)	Personal Before-Tax Catch-Up Account;

(i)	Rollover Account;

(j)	Paysop Rollover Account;

(k)	Qualified Nonelective Contributions Account;

(l)	Roth Account; and

(m)	Roth Catch-Up Account.

1.02	ACCREDITED SERVICE

(a)       Accredited Service means the accumulated periods of service taken into account in determining an Employee’s eligibility for benefits under the Plan. Each twelve (12) months of Accredited Service shall constitute one (1) year of Accredited Service.

(b)       Full-Time Employees. The Accredited Service of a Full-Time Employee shall include the following periods of service:

(1)       all periods of service commencing on the Employee’s date of employment with any member of the Controlled Group and ending on the earlier of:

(A)       the date on which the Employee resigns, is discharged, dies or retires; or

(B)       the first anniversary of the date the Employee remains absent from service for any other reason;

(2)       all periods of service during which the Employee is deemed employed by any member of the Controlled Group;

(3)       all periods during which the Employee has been severed from the service of any member of the Controlled Group if such severance is by reason of:

(A)       his resignation, discharge or retirement and he then performs an Hour of Service within twelve (12) months of his severance from service date; or

(B)       his resignation, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than his resignation, discharge or retirement, and he then performs an Hour of Service within twelve (12) months of the date on which he was first absent from service;

(4)       all periods of service with General Foods Corporation, a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by General Foods Corporation or any of its subsidiaries on November 1, 1985;

(5)       all periods of service with Kraft, Inc., a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by Kraft, Inc. or any of its subsidiaries on October 30, 1988;

(6)       all periods of service with Nabisco Holdings Corp., a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by Nabisco Holdings Corp. or any of its subsidiaries on December 11, 2000; and

(7)       all periods of service with UST Inc., a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by UST Inc. or any of its subsidiaries on January 6, 2009.

(c)       Part-Time Employees. A Part-Time Employee shall be credited with a year of Accredited Service for the initial twelve (12) month period commencing on the Employee’s date of employment with any member of the Controlled Group and ending on the anniversary date thereof if he completes one thousand (1,000) Hours of Service; thereafter, a Part-Time Employee shall be credited with a year of Accredited Service for each Plan Year (beginning with the Plan Year that includes the first anniversary of the date of employment) he completes one thousand (1,000) Hours of Service.

(d)       Severance Pay. No period after an Employee has separated from employment shall be taken into account as Accredited Service, except as specifically permitted pursuant to the preceding provisions of this Section 1.02 of the Plan.

1.03	ACTUAL DIVIDEND PER SHARE GROWTH RATE

Actual Dividend Per Share Growth Rate means the percentage growth in the dollar amount of the cash dividend per share declared by the Board in December of the fiscal year of Altria that coincides with the Plan Year for which the Contribution is to be made pursuant to Section 2.02 (which dividend is ordinarily payable in January of the immediately succeeding fiscal year of Altria) from the dollar amount of cash dividend per share declared by the Board in December of the immediately preceding fiscal year of Altria (which dividend was paid in January of the fiscal year of Altria that coincides with the Plan Year for which the Contribution is to be made pursuant to Section 2.02).

1.04	ACTUAL ADJUSTED EARNINGS PER SHARE GROWTH RATE

Actual Adjusted Earnings Per Share Growth Rate means the percentage growth in adjusted diluted earnings per share of Altria Stock for Altria’s fiscal year coinciding with the Plan Year for which the Contribution is calculated pursuant to Section 2.02 from the adjusted diluted earnings per share of Altria Stock for the immediately preceding fiscal year, as determined by Altria in its sole discretion. For purposes of this Plan, Actual Adjusted Earnings Per Share Growth Rate shall be determined by adjusting the percentage growth rate disclosed in a fiscal year-end earnings press release issued by Altria (which earnings press release is furnished to the Securities and Exchange Commission on Form 8-K), for unforeseen or unusual events as determined in the sole discretion of Altria, including but not limited to, excessive unanticipated excise taxes, legislation, or litigation as well as to correct any errors included in the original announcement or change the methodology for the calculation of adjusted diluted earnings per share attributable to Altria.

1.05	ADMINISTRATOR

Administrator means the Vice President, Compensation, Benefits and HR Services, of the Company designated pursuant to the terms of the Plan to carry out certain responsibilities in connection with the management of the Plan solely as it relates to the administration of the Plan, which Administrator shall be the Plan administrator and the Named Fiduciary with respect to such management and administrative duties within the meaning of ERISA. The Administrator may be authorized to act in a “settlor” capacity or as a fiduciary. The Administrator has assigned certain duties to the Third-Party Recordkeeper and the Participating Companies. Any reference in the Plan to the administrative duties of the Administrator shall include the carrying out of such duties by one or more delegates or assignees appointed by the Administrator.

1.06	AFTER-TAX CONTRIBUTION

After-Tax Contribution means a contribution made by periodic payroll deduction by a Participant to the Profit-Sharing Fund pursuant to Section 4.03 of the Plan that does not reduce the Participant’s Compensation for the year contributed to the Profit-Sharing Fund, but that will not be includible in the gross income of the Employee in the year withdrawn or distributed from the Fund.

1.07	AFTER-TAX ROLLOVER CONTRIBUTION

After-Tax Rollover Contribution means that portion of an Eligible Rollover Contribution made by a Participant to the Profit-Sharing Fund pursuant to Section 4.06 of the Plan that would not have been includible in the gross income of the Participant in the year distributed from the Eligible Retirement Plan if it had not been directly rolled over from the Eligible Retirement Plan to the Profit Sharing Fund, which portion of the Eligible Rollover Contribution will be separately accounted for by the Third-Party Recordkeeper in order that it will not be includible in the gross income of the Participant in the year withdrawn or distributed from the Fund.

1.08	ALTERNATE PAYEE

Alternate Payee means the Spouse, former Spouse, child or other dependent of a Participant or Inactive Participant who is recognized pursuant to a Qualified Domestic Relations Order to be eligible to receive all or a portion of the Participant’s or Inactive Participant’s Accounts.

1.09	ALTRIA

Altria means Altria Group, Inc.

1.10	ALTRIA STOCK

Altria Stock means the common stock of Altria. Altria Stock is listed on the New York Stock Exchange, is ordinarily readily tradable on any Business Day and is a “qualifying employer security” within the meaning of Sections 4975(e)(8) and 409(l)(1) of the Code.

1.11	ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

Altria Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the Altria Stock Independent Named Fiduciary are described in Section 10.05 of the Plan. The Altria Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Monitoring Committee.

1.12	BENEFICIARY

(a)	In the case of a Participant or Inactive Participant

(1)	who is married on the date of his death, Beneficiary means:

(A)       the Spouse of the Participant or Inactive Participant; or

(B)       provided proper spousal consent is obtained as described in Section 6.05(b) of the Plan, the person or persons (including the estate of the Participant or Inactive Participant, a trust created by the Participant or Inactive Participant during his lifetime or by will, or any other permitted legal entity) designated by the Participant or Inactive Participant (whether as a result of an affirmative election or by operation of law) to receive distribution of all or a portion of the Current Value of his Accounts in the event of his death.

(2)	who is not married on the date of his death, Beneficiary means

(A)       the person or persons (including the estate of the Participant or Inactive Participant, a trust created by the Participant or Inactive Participant during his lifetime or by will, or any other permitted legal entity) designated by the Participant or Inactive Participant (whether as a result of an affirmative election or by operation of law) to receive distribution of all or a portion of the Current Value of his Accounts in the event of his death; and

(B)       if the Participant or Inactive Participant does not have a valid Beneficiary designation on file, the estate of the deceased Participant or deceased Inactive Participant.

(b)       In the case of a Beneficiary who is eligible to receive the balance in the Accounts of a deceased Participant or deceased Inactive Participant pursuant to this Section 1.12 of the Plan, the estate of such Beneficiary unless such Beneficiary has, pursuant to the provisions of Section 6.05(c) of the Plan, designated a person or persons to receive distribution of all or a portion of the Current Value of the Accounts to which such Beneficiary is entitled.

(c)       In the case of an Alternate Payee who has received a separate interest with respect to all or a portion of a Participant’s Accounts under the Plan pursuant to a Qualified Domestic Relations Order:

(i)       Beneficiary means the person or persons designated by the Alternate Payee to receive the Current Value of the Accounts to which such Alternate Payee was entitled at the time of his death; and

(ii)       If the Alternate Payee does not have a valid Beneficiary designation on file, Beneficiary means the estate of the Alternate Payee.

1.13	BOARD

Board means the Board of Directors of Altria.

1.14	BUSINESS DAY

Business Day means any day on which stocks listed on the New York Stock Exchange are regularly traded on the New York Stock Exchange.

1.15	CASH OR DEFERRED ARRANGEMENT

Cash or Deferred Arrangement means:

(a)       the provisions of Section 4.01 of the Plan which permit each Participant to make (and with respect to Employees described in Section 4.01(b) of the Plan, who are automatically enrolled to make) Salary Reduction Contributions to the Profit-Sharing Fund; and

(b)       those provisions of any other plan qualified under Section 401(a) of the Code maintained by a member of the Controlled Group which permit an individual to make elective deferrals (as defined in Section 402(g)(3) of the Code).

1.16	CATCH-UP CONTRIBUTIONS

Catch-Up Contributions means elective deferrals (as defined in Section 414(u)(2)(C) of the Code) made pursuant to Section 4.02 of the Plan in an amount not greater than the lesser of

(1) $5,000 (as adjusted for the cost-of-living pursuant to Section 414(v)(2)(C) of the Code), or (2) the excess of the Participant’s compensation (as defined in Section 415(c)(3) of the Code) for the calendar year, over any other elective deferrals (as so defined) of the Participant for such calendar year which are made without regard to this Section 1.16 of the Plan or Section 4.02 of the Plan. The maximum amount of Catch-Up Contributions for any payroll period may not exceed 75% of a Participant’s Compensation for such payroll period.

1.17	CLAIMANT

Claimant means, for purposes of Section 13.05 of the Plan, the Participant, Inactive Participant, Beneficiary, Alternate Payee or such individual’s personal representative who makes a claim for benefits under the Plan.

1.18	CODE

Code means the Internal Revenue Code of 1986, as amended from time to time.

1.19	COMMITTEE

(a)       Committee means the Corporate Employee Benefit Committee of Altria designated pursuant to ARTICLE XI of the Plan to carry out certain settlor responsibilities on behalf of the Participating Companies. The Committee shall be comprised of the following positions at Altria:

(1)	Chairman and Chief Executive Officer;

(2)	Chief Operating Officer; and

(3)	Chief Financial Officer

(b)       The Committee may act by a majority of their number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Committee shall be sufficiently evidenced if certified by any two (2) members thereof or in accordance with any by-laws adopted by the Committee.

(c)       If a reorganization of Altria and/or any other member of the Controlled Group results in a change in the title of one of the positions set forth in subsection (a) above, the Corporate Secretary and Senior Assistant General Counsel, Altria, will identify the position of Altria that has assumed the duties of the position that has been eliminated and that position will succeed to the duties of the member whose position was changed.

1.20	COMPANY

Company means Altria Client Services LLC, which is the sponsor of the Plan.

1.21	COMPANY ACCOUNT

Company Account means the Account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund, if any, resulting from the Contribution (and for Plan Years beginning on and after January 1, 1994 and ending prior to January 1, 2010, the Operating Company Contribution).

Effective as of December 31, 1988, the Company Account was divided equally into (1) a sub-account that is considered part of a Cash or Deferred Arrangement; and (2) a sub-account that is not considered part of a Cash or Deferred Arrangement.

1.22	COMPANY MATCH ACCOUNT

Company Match Account means the Account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund, if any, resulting from Company Match Contributions.

1.23	COMPANY MATCH CONTRIBUTIONS

Company Match Contributions means the contributions made by or on behalf of a Participating Company pursuant to Sections 2.03, 2.04, and 2.05 of the Plan.

1.24	COMPENSATION

(a)       Effective January 1, 2015, Compensation means an Employee’s base salary or wage,

(1)	including:

(A)       compensation for overtime;

(B)       shift differential;

(C)       uniform allowance,

(D)       seasonal bonus;

(E)       the collective bargaining agreement ratification bonus received by the Employee in a lump sum cash payment while an Employee of a Participating Company;

(F)       short-term disability benefits, including payments made pursuant to the Temporary Disability Income Plan (but not short-term disability benefits paid by a third-party provider);

(G)       Salary Reduction Contributions made by a Participating Company on behalf of the Employee pursuant to Section 4.01 of the Plan, Catch-Up Contributions made by a Participating Company on behalf of the Employee pursuant to Section 4.02 of the Plan, salary reduction contributions to a cafeteria plan (as defined in Section 125 of the Code) and salary reduction contributions not includible in gross income by reason of Section 132(f)(4) of the Code that in each case would otherwise have been part of an Employee’s Compensation;

(H)       payments for accrued bona fide vacation leave, but only if the Employee would have been able to use the leave if employment had continued;

(I)        differential wage payments, as described in Section 3401(h) of the Code, made to an Employee with respect to any period during which the

Employee is performing active duty Service in the Uniformed Service of the United States for a period of more than 30 days; and

(J)       amounts described under this Section 1.24(a)(1) that are paid after a Participant has incurred a severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code), but only if such payments are made by the later of (i) 2 1⁄2 months after the Participant’s severance from employment with the Controlled Group, or (ii) the end of the Plan Year that includes the date of the Participant’s severance from employment with the Controlled Group.

(2)       except that it shall in no event include any other compensation, including, but not limited to:

(A)       cash bonuses, including, but not limited to, a Pay for Performance Bonus, a Long-Term Contract Agreement payment, and any ratification bonus other than that provided for in Section 1.24(a)(1)(E);

(B)       cost-of-living or other allowances;

(C)       Contributions by a Participating Company under Section 2.01 of the Plan;

(D)       Company Match Contributions by a Participating Company under Section 2.03 of the Plan;

(E)       Supplemental Company Contributions under Section 2.07 of the Plan;

(F)       contributions to or payments from, any retirement, long-term disability or survivor benefit plan of a Participating Company (and whether contributed to or paid from the assets of a trust or from the assets of a Participating Company);

(G)       short-term disability benefits paid by a third-party provider;

(H)       awards under any incentive compensation plan of a Participating Company or any other member of the Controlled Group;

(I)        payments from any severance plan or severance agreement, including layoff pay and income protection pay;

(J)       except as provided in Sections 1.24(a)(1)(F), 1.24(a)(1)(H), and 1.24(a)(1)(J) of the Plan, payments made after a Participant has incurred a severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code); and

(K)       any overtime adjustment payments made with respect to compensation that is otherwise excludable under the Plan.

(b)       Compensation Limit. Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code) shall not be taken into account under the Plan.

(c)       With respect to Salary Reduction Contributions for a Plan Year, the annual Compensation limit described in subsection (b) of this Section 1.24 shall be applied by limiting the total Salary Reduction Contributions a Participant may make for a Plan Year to the product of (i) such Participant’s Compensation for the Plan Year up to the annual Compensation limit multiplied by (ii) the maximum percentage, as determined by the Administrator, by which the Participant may reduce his Compensation through Salary Reduction Contributions for such Plan Year in accordance with Section 4.01(d)(1) of the Plan.

1.25	COMPENSATION COMMITTEE

Compensation Committee means the Compensation Committee of the Board as from time to time constituted.

1.26	CONSOLIDATED EARNINGS

Consolidated Earnings means the amount reported as earnings before income taxes and cumulative effect of accounting changes in the consolidated statements of earnings of Altria in its audited consolidated financial statements, before deduction of the Contribution, of the contribution to the Salaried Plan, of the accounting expense relating to incentive compensation plans and excluding such other items as may be determined by the Compensation Committee.

1.27	CONTRIBUTION

Contribution shall have the meaning as set forth in Sections 2.01 and 2.02 of the Plan.

1.28	CONTROLLED GROUP

(a)       Controlled Group means a controlled group of corporations within the meaning of Section 414(b) of the Code, where Altria is the common parent corporation and owns directly or indirectly, stock, possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote of the other corporations and at least eighty percent (80%) of the total number of shares of all other classes of stock of such other corporations, provided that for purposes of ARTICLE XVI of the Plan, Controlled Group shall mean as defined aforesaid, but the phrase, fifty percent (50%), shall be substituted for the phrase, eighty percent (80%), in each place where it appears aforesaid.

(b)       Accredited Service. For purposes of determining Accredited Service for Full-Time Employees, Controlled Group shall include any corporation, whether domestic or foreign, where Altria is the common parent corporation and owns, directly or indirectly, stock possessing at least twenty-five percent (25%) of the total combined voting power of all classes of stock entitled to vote of the other corporations and at least twenty-five percent (25%) of the total number of shares of all other classes of stock of such other corporations.

1.29	CRAFT UNION

Craft Union means the International Association of Machinists and Aerospace Workers, Lodge #10.

1.30	CURRENT VALUE

Current Value means the value of each of a Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts and Loan Account as of the most recent Valuation Date, determined in accordance with ARTICLE V of the Plan.

1.31	DIVIDEND PAYMENT DATE

Dividend Payment Date means the date on which regular a quarterly cash dividend declared by the Board on shares of Altria Stock is paid to holders of record of Altria Stock.

1.32	ELECTIVE CONTRIBUTIONS

Elective Contributions means (1) Salary Reduction Contributions and (2) elective deferrals (as defined in Section 402(g)(3) of the Code) to the trust fund under a Cash or Deferred Arrangement described in Section 1.15(b) of the Plan.

1.33	ELIGIBLE RETIREMENT PLAN

Eligible Retirement Plan means:

(a)       an individual retirement account described in Section 408(a) of the Code;

(b)       an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

(c)       an annuity plan described in Section 403(a) of the Code;

(d)       a trust forming part of a defined contribution plan (as defined in Section 414(i) of the Code) qualified under Section 401(a) of the Code, provided the terms of such defined contribution plan permit the trustee of the trust to accept a direct transfer of all or any portion of an Eligible Rollover Distribution;

(e)       any other trust forming part of a plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code;

(f)        an annuity contract described in Section 403(b) of the Code;

(g)       an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof, but only if such plan agrees to separately account for amounts transferred into such plan from a plan described in Section 1.33(d) of the Plan; and

(h)       a Roth individual retirement account.

1.34	ELIGIBLE ROLLOVER CONTRIBUTION

Eligible Rollover Contribution means a contribution (including an After-Tax Rollover Contribution) to the Profit-Sharing Fund by a Participant of:

(a)       all or any portion of an Eligible Rollover Distribution from an Eligible Retirement Plan described in Sections 1.33(d), 1.33(e), 1.33(f) and 1.33(g) of the Plan which an Employee elects to have paid directly by the trustee or custodian of the Eligible Retirement Plan to the Profit-Sharing Fund, or which is timely transferred by the Employee to the Profit-Sharing Fund in accordance with Section 402(c) of the Code; or

(b)       a payment to the Profit-Sharing Fund from an individual retirement account or annuity described in Section 408(d)(3)(A)(ii) of the Code.

1.35	ELIGIBLE ROLLOVER DISTRIBUTION

(a)       Eligible Rollover Distribution means each withdrawal or distribution from the Fund or from any other Eligible Retirement Plan, except:

(1)       any distribution that is one of a series of substantially equal periodic payments (payable not less frequently than annually) made over a period of ten (10) or more years or for the life of the Participant or Inactive Participant, the joint life expectancy of the Participant or Inactive Participant and his Beneficiary, the life expectancy of the Participant or Inactive Participant, or the joint life and last survivor expectancy of the Participant or Inactive Participant and his Beneficiary;

(2)       any withdrawal or distribution to the extent required to be made pursuant to Section 401(a)(9) of the Code;

(3)       any withdrawal which is made on account of hardship (as defined in Section 7.02 of the Plan); and

(4)       such other amounts actually withdrawn by or distributed to a Participant or Inactive Participant as may be designated by the Commissioner of Internal Revenue in regulations, revenue rulings, notices and other guidance of general applicability.

(b)       After-Tax Amounts. That portion of a withdrawal or distribution that would not be includible in the gross income of the recipient if not directly rolled over to an Eligible Retirement Plan shall not fail to be part of an Eligible Rollover Distribution, provided that such portion is directly rolled over to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a qualified plan (only to a defined contribution plan with respect to distributions prior to January 1, 2007) described in Sections 401(a) or 403(a) of the Code, or to an annuity contract described in Section 403(b) of the Code that separately accounts for the amount so transferred, including separately accounting for the portion of the Eligible Rollover Distribution that would be includible in gross income if not so rolled over and the portion which would not be so included.

1.36	EMPLOYEE

(a)	Employee means any person who:

(1)	is employed by a Participating Company;

(2)	is compensated at an hourly rate;

(3)	is either

(A)       represented by the Tobacco Workers Union, or

(B)       represented by the Craft Union, or,

(C)       a UST Employee, or

(D)       a SMWE Employee; and

(4)	is either:

(A)       a Full-Time Employee; or

(B)       a Part-Time Employee.

A Full-Time Employee means an Employee who is in the regular full-time service of a Participating Company. A Part-Time Employee means an Employee who is in the part-time service of a Participating Company.

(b)	Excluded Classes. The term Employee shall exclude:

(1)       an employee covered under another profit-sharing plan qualified under Section 401(a) of the Code to which a Participating Company is contributing; or

(2)       an employee employed by the Puerto Rico branch of Altria International Sales Inc. (formerly known as the Philip Morris de Puerto Rico division of Philip Morris USA Inc.);

(3)       an employee classified as

(A)       a seasonal worker (including a seasonal ranch employee), and

(B)       a temporary employee (including a temporary professional or a relief nurse who is hired on or after January 1, 2012);

(4)       effective February 1, 2005, a Retired Employee who:

(A)       was represented by the Tobacco Workers Union at his date of retirement (as defined in the Retirement Plan for Hourly Employees);

(B)       is re-employed by the Company pursuant to its Supplemental Workforce Program;

(C)       is represented by the Tobacco Workers Union during his period of re-employment;

(D)       is scheduled to work less than one thousand (1,000) Hours of Service during a year of Accredited Service (but his exclusion from participation in the Plan shall be determined irrespective of the actual Hours of Service such individual completes during a year of Accredited Service); and

(E)       whose benefit from the Altria Retirement Plan is not suspended during the period of re-employment pursuant to the provisions of Paragraph S2.08 of that plan; or

(5)       a Leased Employee; or

(6)       an employee who is a five percent (5%) owner (as defined in Section 416 of the Code); or

(7)       any individual whose services are procured from a leasing organization or agency, vendor, contractor or other third party, including but not limited to a temporary employment agency, whether on a part time or full time basis, and regardless of whether the individual is subsequently determined (by judicial action or otherwise) to be or have been an employee of a Participating Company; or

(8)       any individual who performs services for a Participating Company under a contract, agreement or arrangement that purports to treat, designate or classify him or her as, or whom the Participating Company otherwise treats, designates, classifies or regards as, an independent contractor, consultant, temporary worker (regardless of how long the person actually provides services or the number of hours worked in a given week), project worker, contingent worker, or employee of a third party, regardless of whether that classification, designation or treatment is correct as a matter of law and/or the individual is subsequently determined (by judicial action or otherwise) to be or have been an employee of a Participating Company.

(c)       Loss of “Employee” Status. An Employee shall cease to be such upon severance of his employment for any cause whatsoever (including, without limitation, during any period of time during which the former Employee is eligible to receive a disability allowance under the Long-Term Disability Plan for Hourly Employees).

(1)       Exception. An Employee shall be deemed, for purposes of this Plan, to be an Employee and continuously employed by a Participating Company during all periods of leave of absence with or without pay, including Service in the Uniformed Services of the United States for a period not in excess of that as may be prescribed by law; provided, however that any Participant who is performing active duty Service in the Uniformed Service of the United States for more than 30 days shall be deemed to have severed from employment with the Controlled Group solely for purposes of eligibility to receive a distribution of his or her Salary Reduction Contributions (including Roth contributions, if applicable) as permitted under Section 7.09 of the Plan; and

(2)       Service With Controlled Group. For the purpose of determining when a Participant ceases to be an Employee and eligible for a distribution of his Accounts pursuant to ARTICLE VI of the Plan, a person shall be deemed to be an Employee during all periods of employment with any member of the Controlled Group which is not a Participating Company.

1.37	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.38	ESOP FUND

ESOP Fund means that Subpart of Part D of the Fund designated as the ESOP Fund as described in Section 8.02(a)(4) of the Plan. No Contributions (Operating Company

Contributions for Plan Years 1994 to 2009), Company Match Contributions, Supplemental Company Contributions, Salary Reduction Contributions, Catch-Up Contributions, After-Tax Contributions, Qualified Nonelective Contributions, Rollover Contributions or After-Tax Rollover Contributions shall be made to the ESOP Fund, provided however, that intra-Plan transfers from Subpart D forming part of the Profit-Sharing Fund to the ESOP Fund shall be made in accordance with the provisions of Section 8.02(d) of the Plan.

1.39	EXCHANGE

(a)       Exchange means a method of selling part or all of an investment in one Part of the Fund and investing the proceeds in another Part of the Fund.

(b)       A Participant, Inactive Participant, Beneficiary or Alternate Payee may perform an Exchange with respect to any one of his Accounts invested in a Part of the Fund, or as to all of his Accounts invested in such Part.

1.40	EX-DIVIDEND DATE

Ex-Dividend Date means the first date on which a purchaser of shares of Altria Stock on the New York Stock Exchange (or other stock exchange) is not entitled to receive a cash dividend that has been previously declared by the Board.

1.41	FIDUCIARY

Fiduciary means each Fiduciary named in ARTICLE X of the Plan, an Investment Advisor (as described in Section 1.49(c) of the Plan), an Investment Manager and any other person or entity, but only to the extent that each such person, body or entity (1) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of any Part of the Fund, or (2) has any discretionary authority or discretionary responsibility in the administration of the Plan. The fiduciary responsibilities of the Fiduciaries shall be allocated among each such Fiduciary in accordance with ARTICLE X of the Plan.

1.42	FUND

Fund means the trust fund provided for in the Plan and established under the Trust Agreements. The Fund is comprised of the Profit-Sharing Fund and the ESOP Fund.

1.43	GENERAL PURPOSE LOAN

General Purpose Loan means a loan obtained by a Participant from his Accounts pursuant to ARTICLE IX of the Plan which is not a Home Purchase Loan.

1.44	HIGHLY COMPENSATED EMPLOYEE

Highly Compensated Employee means any Employee who (1) was a 5% owner at any time during the year or the preceding calendar year, or (2) for the preceding calendar year had Compensation from a Participating Company in excess of $115,000 (as adjusted from time to time to reflect changes in the cost-of-living in accordance with Section 414(q)(1) of the Code and applicable regulations).

1.45	HOME PURCHASE LOAN

Home Purchase Loan means a loan obtained by a Participant from his Accounts pursuant to ARTICLE IX of the Plan, the proceeds of which are to be used to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant.

1.46	HOUR OF SERVICE

(a)       Hour of Service means:

(1)       each hour for which an Employee is paid, or entitled to payment, for the performance of duties for any member of the Controlled Group (such hours to be credited to the period in which the duties were performed);

(2)       each hour for which an Employee is paid, or entitled to payment, by any member of the Controlled Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (such hours to be credited to the period or periods in which the nonperformance of duties occurs and in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor Regulations); and

(3)       each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed upon by any member of the Controlled Group (such hours to be credited to the period or periods to which the award pertains).

(b)       Inclusions. Further, the term Hour of Service shall include periods of time during which the Employee is not entitled to be paid for an authorized leave of absence or for a period during which his absence is due to Service in the Uniformed Services of the United States.

(c)       Non-duplication of Hours. No Employee shall be credited more than once with Hours of Service with respect to the same actual hours.

1.47	INACTIVE PARTICIPANT

Inactive Participant means a former Participant who has ceased to be a Participant but who has one or more Accounts under the Plan. A Participant who has retired and who is eligible for an allocation of the Contribution, Company Match Contribution, Supplemental Company Contribution, or Qualified Nonelective Contribution with respect to the year in which he retires shall be deemed to be an Inactive Participant for purposes of ARTICLE VI of the Plan.

1.48	INVESTMENT COMMITTEE

(a)       Investment Committee means the Altria Group Benefits Investment Committee established under the Plan. The members of the Investment Committee shall consist of the following positions of Altria and the Company:

(1)	Corporate Secretary of Altria;

(2)	Vice President of the Company responsible for employee benefits;

(3)	Treasurer of Altria; and

(4)	Chief Financial Officer of Altria.

(b)       Duties of Investment Committee. The duties of the Investment Committee are described in Section 10.02 of the Plan.

(c)       Membership. A member of the Investment Committee may be removed or replaced or additional members may be added, solely by an amendment to the Plan adopted by the Committee, as settlor. If a reorganization of Altria and/or any other member of the Controlled Group results in a change in the title of one of the positions set forth in subsection (a) above, the Secretary to the Investment Committee will identify the position of Altria or the Company that has assumed the duties of the position that has been eliminated and that position will succeed to the duties of the member whose position was changed.

1.49	INVESTMENT MANAGER

Investment Manager means:

(a)       a bank (as defined in the Investment Advisers Act of 1940);

(b)       an insurance company qualified to manage, acquire, or dispose of any assets of an employee benefit plan subject to ERISA under the laws of more than one State;

(c)       a registered Investment Adviser under the Investment Advisers Act of 1940; and

(d)       any fiduciary who is not registered as an investment advisor under the Investment Advisors Act of 1940 by reason of paragraph (1) of Section 203(A)(a) of such Act, is registered as an investment advisor under the laws of the State in which such fiduciary maintains its principal office and place of business and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary in order to maintain the fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor;

and who, in each case, is appointed by the Investment Committee (or one of its predecessors) to manage all or part of the assets of the Fund, provided such appointee acknowledges in writing that it is a fiduciary (as defined in ERISA) with respect to its investment duties under the Plan.

1.50	KRAFT HEINZ COMPANY STOCK

Kraft Heinz Company Stock (formerly stock of Kraft Foods Group, Inc.) means the shares of common stock of The Kraft Heinz Company (formerly Kraft Foods Group, Inc.) that are held in Part O of the Fund (the Kraft Heinz Company Stock Investment Option) as a result of (i) the distribution of shares of stock of Kraft Foods Group, Inc. to the stockholders of Mondelēz International, Inc. (formerly Kraft Foods Inc.), and (ii) the merger of Kraft Foods Group, Inc. and H. J. Heinz Company.

1.51	KRAFT HEINZ COMPANY STOCK INDEPENDENT NAMED FIDUCIARY

Kraft Heinz Company Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the Kraft Heinz Company Stock Independent Named Fiduciary are described in Section 10.06 of the Plan. The Kraft Heinz Company Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Monitoring Committee.

1.52	LEASED EMPLOYEE

Leased Employee means any person (other than an Employee of a Participating Company) who, pursuant to an agreement between the Participating Company and any other person (“leasing organization”), has performed services for the Participating Company (or for the Participating Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Participating Company (or of the Participating Company and related persons determined in accordance with Section 414(n)(6) of the Code).

1.53	LOAN OR LOANS

Loan or Loans means the General Purpose Loans and Home Purchase Loans that may be obtained by a Participant pursuant to ARTICLE IX of the Plan.

1.54	LOAN ACCOUNT

Loan Account means the account maintained by the Third-Party Recordkeeper to reflect the principal balance of any outstanding Loan or Loans extended to a Participant pursuant to ARTICLE IX of the Plan.

1.55	MANAGEMENT COMMITTEE

(a)       Management Committee means the Altria Group Management Committee for Employee Benefits.

(b)       Duties. The duties of the Management Committee are described in Section 10.04 of the Plan.

(c)       Membership. The members of the Management Committee shall consist of the following positions:

(1)       Vice President of Altria responsible for human resources (including a Vice President who may be designated as “Senior” or “Executive”);

(2)	President of Philip Morris USA Inc.; and

(3)	Director, Benefits Investments, Altria Client Services LLC.

1.56	MATCH-ELIGIBLE EMPLOYEE

Match-Eligible Employee means any Employee who (1) is not eligible to participate in the Altria Retirement Plan even though he is employed by a member of the Controlled Group that is a “participating company” in the Altria Retirement Plan, or (2) is not eligible to accrue further service under the Altria Retirement Plan used to calculate the amount of his or her benefit under such plan as a result of an amendment to that plan, and shall include, but not be limited to, the following Employees:

(a)       an Employee who is hired or rehired by a Participating Company (other than UST or SMWE) on and after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Union); or

(b)       an individual who was hired or rehired by any member of the Controlled Group on or after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Union), and who is thereafter transferred to a position in which he becomes an Employee employed by a Participating Company (other than UST); or

(c)       an individual who was a “match eligible employee” under the terms of the Salaried Plan or the Deferred Profit-Sharing Plan for Craft Employees and who is transferred to a position in which he becomes an Employee employed by a Participating Company (other than UST); or

(d)       effective January 1, 2010, a UST Employee, or a SMWE Employee.

1.57	MONDELĒZ STOCK

Mondelēz Stock (formerly known as Kraft Stock) means the shares of the Class A common stock of Mondelēz International, Inc. that are held in Part I of the Fund (the Mondelēz Stock Investment Option).

1.58	MONDELĒZ STOCK INDEPENDENT NAMED FIDUCIARY

Mondelēz Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the Mondelēz Stock Independent Named Fiduciary are described in Section 10.06 of the Plan. The Mondelēz Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Monitoring Committee.

1.59	MONITORING COMMITTEE

Monitoring Committee means the Director, Benefits Investment of the Company and Senior Manager, Retirement Plans of the Company. If a reorganization of Altria and/or any other member of the Controlled Group results in a change in the title of one of the positions set forth above, the Secretary to the Investment Committee will identify the position of Altria or the Company that has assumed the duties of the position that has been eliminated and that position will succeed to the duties of the member whose position was changed.

1.60	NAMED FIDUCIARY

Named Fiduciary means a Fiduciary who is named in the Plan as a Named Fiduciary, and which Named Fiduciary shall be a “named fiduciary” within the meaning of Section 402(a) of ERISA. Each Named Fiduciary shall have several (and not joint) authority to control and manage different aspects of the operation and administration of the Plan. A Named Fiduciary shall not include a fiduciary acting in the sole capacity as an Investment Manager.

1.61	NON-ALTRIA STOCK

Non-Altria Stock means Mondelēz Stock, PMI Stock and/or Kraft Heinz Company Stock, as the context may require.

1.62	NON-ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

Non-Altria Stock Independent Named Fiduciary means the Mondelēz Stock Independent Named Fiduciary, the PMI Stock Independent Named Fiduciary and/or the Kraft Heinz Company Stock Independent Named Fiduciary, as the context may require.

1.63	NON-ALTRIA STOCK INVESTMENT OPTION

Non-Altria Stock Investment Option means the Mondelēz Stock Investment Option, the PMI Stock Investment Option and/or the Kraft Heinz Company Stock Investment Option, as the context may require.

1.64	OPERATING COMPANY CONTRIBUTION

Operating Company Contribution shall have the meaning set forth in ARTICLE II of the Plan as in effect on December 31, 2009. Effective for Plan Years beginning in 2010, no further Operating Company Contributions will be made to the Fund.

1.65	PARTICIPANT

(a)	Participant means:

(1)       an Employee who is eligible for an allocation of the Contribution pursuant to Section 2.02 of the Plan and ARTICLE III of the Plan pursuant to subsection (b)(1) of this Section 1.65 of the Plan;

(2)       a Match-Eligible Employee who is not a UST Employee or a SMWE Employee and who is eligible for an allocation of the Contribution pursuant to Section 2.02 of the Plan and a Supplemental Company Contribution pursuant to Section 2.07 of the Plan pursuant to subsection (b)(1) of this Section 1.65 of the Plan; and

(3)       an Employee who has made Participant contributions pursuant to ARTICLE IV of the Plan.

(b)       Eligibility for Contribution (and Supplemental Company Contribution in the case of a Match-Eligible Employee).

(1)       An Employee (other than a Match-Eligible Employee) shall be eligible to become a Participant with respect to the Contribution pursuant to Section 2.02 of the Plan and ARTICLE III of the Plan, provided that he is:

(A)       a Full-Time Employee who has completed 24 months of Accredited Service as of December 31 of the Plan Year for which the Contribution is made; or

(B)       a Part-Time Employee who has completed two years of Accredited Service and has reached the second anniversary date of either the date of his employment or reemployment as of December 31 of the Plan Year for which the Contribution is made.

(2)       A Match-Eligible Employee who is not a UST Employee or a SMWE Employee shall be eligible to become a Participant with respect to the Contribution pursuant to Section 2.02 and ARTICLE III of the Plan, and, on or after January 1, 2016, the Supplemental Company Contribution pursuant to Section 2.07 of the Plan if he is:

(A)       a Full-Time Employee who has completed 12 months of Accredited Service as of December 31 of the Plan Year for which the Contribution and Supplemental Company Contribution are made; or

(B)       a Part-Time Employee who has completed one year of Accredited Service as of December 31 of the Plan Year for which the Contribution and Supplemental Company Contribution are made.

(3)       A UST Employee shall not be eligible to become a Participant with respect to the Contribution.

(4)       A SMWE Employee shall not be eligible to become a Participant with respect to the Contribution.

(c)       Eligibility to Make Personal Contributions. An Employee shall be eligible to become a Participant for purposes of making Salary Reduction Contributions, Catch-Up Contributions and After-Tax Contributions pursuant to ARTICLE IV of the Plan if he is a Full-Time Employee or a Part-Time Employee who has elected to make Salary Reduction Contributions, Catch-Up Contributions, or After-Tax Contributions (or is treated as having elected to make Salary Reduction Contributions) pursuant to ARTICLE IV of the Plan.

(d)       Eligibility for Company Match Contributions.

(1)       A Match-Eligible Employee who is not a UST Employee or a SMWE Employee shall be eligible to become a Participant with respect to the Company Match Contribution pursuant to Section 2.03 of the Plan if he is a Full-Time Employee or a Part-Time Employee who has completed 90 days of Accredited Service (irrespective of the number of Hours of Service completed during such 90-day period); provided, however, that no Match-Eligible Employee shall be eligible to become a Participant with respect to the Contribution pursuant to Section 2.02 of the Plan, the Supplemental Company Contribution pursuant to Section 2.07 of the Plan and the Company Match Contribution pursuant to Section 2.03 of the Plan if he is accruing a benefit under the Altria Retirement Plan with respect to the same period of Accredited Service.

(2)       Effective January 1, 2016, a Participant who is not a Match-Eligible Employee, a UST Employee, or a SMWE Employee shall be eligible to become a Participant with respect to the Company Match Contribution pursuant to Section 2.035 of the Plan if he is a Full-Time Employee or a Part-Time Employee;

(3)       A UST Employee shall be eligible to become a Participant with respect to the Company Match Contribution pursuant to Section 2.04 of the Plan as of the first payroll period following the date he has completed one year of Accredited Service.

(4)       A SMWE Employee shall be eligible to become a Participant with respect to the Company Match Contribution pursuant to Section 2.04 of the Plan as of the first payroll period following the date he has completed one year of Accredited Service.

(e)       Cessation of Participation. Every Employee shall cease to be a Participant for purposes of ARTICLE II, ARTICLE III and ARTICLE IV of the Plan whenever he ceases to be an Employee; provided, however, that a Participant who:

(1)       transfers to a job position whereby he becomes an employee of a member of the Controlled Group which is not a Participating Company;

(2)       retires from the employ of a Participating Company and is eligible for an early, full or deferred retirement benefit under a retirement plan of a Participating Company or. in the case of a Match-Eligible Employee, he has attained age 55 and completed of five years of service or completed 30 or more years of Accredited Service on or before the date he ceased to be an Employee;

(3)       qualifies for a disability allowance under the Long-Term Disability Plan for Hourly Employees;

(4)       dies while an Employee of a Participating Company;

(5)       severs his employment with a Participating Company on or after the date that the Employee is eligible to retire on an early, full or deferred retirement benefit under a retirement plan of a Participating Company, or in the case of a Match-Eligible Employee, he severs his employment with a Participating Company on or after the date that the Employee attains age 55 and completes five years of service or completes 30 years of Accredited Service; or

(6)       (i) severs his employment with a Participating Company, (ii) is eligible to receive payments under the Income Protection Program of the Company, and (iii) is eligible to retire on an early, full or deferred retirement benefit under a retirement plan of a Participating Company prior to the last payment due the former Employee under the Income Protection Program of the Company, or in the case of a Match-Eligible Employee he will attain age 55 and complete of five years of service or complete 30 years of Accredited Service prior to the last payment due the former Employee pursuant to Income Protection Program of the Company;

shall in each case be deemed to be a Participant on the last Business Day of the year in which he so transfers, retires, qualifies for a disability allowance under the Long-Term Disability Plan for Hourly Employees, dies or separates from service for purposes of ARTICLE II and ARTICLE III of the Plan, provided, that, in the case of a transfer described in Section 1.65(e)(1) of the Plan, the Participant is employed by a member of the Controlled Group on the last Business Day of the year in which he so transfers.

1.66	PARTICIPATING COMPANY

Participating Company means the Company and any other corporation which is a member of the Controlled Group and which, with the approval of the Administrator, determines to participate in the Plan and executes such instruments of participation as the Administrator deems necessary. A list of the Participating Companies is set forth in Exhibit A of the Plan, as such Exhibit may be amended from time to time. Except as may otherwise be determined by the Administrator, a Participating Company shall cease to be such when it ceases to be a member of the Controlled Group.

1.67	PAYSOP

PAYSOP means the Philip Morris Union Employees’ Stock Ownership Plan, as amended and in effect immediately prior to its termination and the merger of its assets and liabilities with the assets and liabilities of the Plan.

1.68	PAYSOP ROLLOVER ACCOUNT

Paysop Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the transfer of his account, if any, under the PAYSOP to the Profit-Sharing Fund.

1.69	PERSONAL AFTER-TAX ACCOUNT

Personal After-Tax Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of After-Tax Contributions to the Profit-Sharing Fund pursuant to Section 4.03 of the Plan.

1.70	PERSONAL AFTER-TAX ROLLOVER ACCOUNT

Personal After-Tax Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of one or more After-Tax Rollover Contributions to the Profit-Sharing Fund pursuant to Section 4.06 of the Plan.

1.71	PERSONAL BEFORE-TAX ACCOUNT

Personal Before-Tax Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Salary Reduction Contributions to the Profit-Sharing Fund pursuant to Section 4.01 of the Plan.

1.72	PERSONAL BEFORE-TAX CATCH-UP ACCOUNT

Personal Before-Tax Catch-Up Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Catch-Up Contributions to the Profit-Sharing Fund pursuant to Section 4.02 of the Plan.

1.73	PLAN

Plan means the Deferred Profit-Sharing Plan for Hourly Employees (formerly known as the Deferred Profit-Sharing Plan for Tobacco Workers), effective as of January 1, 1956 and as amended from time to time.

1.74	PLAN YEAR

Plan Year means a calendar year.

1.75	PMI STOCK

PMI Stock means the shares of the common stock of Philip Morris International Inc., a Virginia corporation, that are held in Part K of the Fund (the PMI Stock Investment Option).

1.76	PMI STOCK INDEPENDENT NAMED FIDUCIARY

PMI Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the PMI Stock Independent Named Fiduciary are described in Section 10.06 of the Plan. The PMI Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Monitoring Committee.

1.77	PROFIT-SHARING FUND

Profit-Sharing Fund shall mean the Parts of the Fund described in Section 8.02 of the Plan, except the Subpart of Part D of the Fund which is designated the ESOP Fund. For purposes of the Plan, any contributions made to the trust fund under the UST Savings Plan and any earnings on such contributions that have been merged into the Plan shall be treated as made to the Profit-Sharing Fund.

1.78	QUALIFIED DOMESTIC RELATIONS ORDER

(a)      Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law (including a community property law) which:

(1)      relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee;

(2)      creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Accounts of a Participant or Inactive Participant under the Plan; and

(3)      specifies:

(A)      the names and last known mailing addresses of the Participant or Inactive Participant and each Alternate Payee;

(B)      the portion of the Participant’s or Inactive Participant’s Accounts to be distributed to each Alternate Payee, or the manner in which such portion is to be determined;

(C)      the period and frequency with which distribution of the Accounts is to be made; and

(D)      each plan qualified under Section 401(a) of the Code maintained by the Controlled Group to which it applies.

Notwithstanding the preceding provisions of this Section 1.78(a), a domestic relations order can qualify as a Qualified Domestic Relations Order even if issued after the Participant’s death, divorce or date distribution has begun to be made, or after a previously issued Qualified Domestic Relations Order.

(b)      Disallowed Provisions. A Qualified Domestic Relations Order may not require:

(1)      distribution of the Participant’s or Inactive Participant’s Accounts to be made under the Plan in a form not authorized by ARTICLE VI of the Plan;

(2)      distribution to be made to the Alternate Payee in an amount which is greater than the Current Value of the Participant’s or Inactive Participant’s Accounts and Loan Account; and

(3)      distribution to be made to an Alternate Payee which is required to be made to another Alternate Payee pursuant to another judgment, decree or order previously determined to be a Qualified Domestic Relations Order.

(c)      Value of Participant’s Accounts. For the purpose of determining the value of a Participant’s or Inactive Participant’s Accounts, the Qualified Domestic Relations Order may include the value of a Participant’s or Inactive Participant’s Loan Account, but may not provide for the assignment of all or any portion of a Loan Account to an Alternate Payee.

1.79	QUALIFIED NONELECTIVE CONTRIBUTIONS

Qualified Nonelective Contributions mean contributions (other than the Contribution, Company Match Contributions and Supplemental Company Contributions) made by a Participating Company and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions applicable to Salary Reduction Contributions (except that no withdrawals may be made on account of hardship).

1.80	REAL-TIME TRADE OR REAL-TIME TRADING

Real-Time Trade or Real-Time Trading means the exclusive method by which a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange into or out of Part D of the Fund and out of Part I, Part K and/or Part O of the Fund. A Real-Time Trade shall be performed in accordance with such rules as may be prescribed from time to time by the Trustee of Part D, Part I, Part K and Part O of the Fund or Third-Party Recordkeeper.

1.81	REBALANCE OR REBALANCING

Rebalance or Rebalancing means a method by which a Participant, Inactive Participant, Beneficiary or Alternate Payee sells an interest in one or more Parts of the Fund (other than Part D, Part I, Part K and Part O) and invests the proceeds in one or more Parts of the Fund (other than Part D, Part I, Part K and Part O). With a Rebalancing, a Participant, Inactive Participant, Beneficiary or Alternate Payee reallocates his existing investments in the Parts of the Fund (other than Part D, Part I, Part K and Part O) among the same or other Parts of the Fund (other than Part D, Part I, Part K and Part O). A Participant, Inactive Participant, Beneficiary or Alternate Payee may Rebalance his existing investments with respect to any one of his Accounts, or as to all of his Accounts. A Rebalancing must be expressed as a percentage (in 1% increments) of the Parts of the Fund in which the Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Account (or Accounts) are to be invested.

1.82	RECORD DATE

Record Date means the date on which the shareholders of Altria Stock entitled to receive a dividend that has been declared by the Board is ascertained.

1.83	REQUIRED BENEFIT COMMENCEMENT DATE

Required Benefit Commencement Date means:

(a)      in the case of an Employee or former Employee who attains the age of 70 1⁄2 years on or after January 1, 1999, April 1 of the calendar year next succeeding the later of (A) the calendar year in which the Employee or former Employee attains the age of 70 1⁄2 years, or (B) the calendar year in which the Employee retires; and

(b)      in the case of a Spouse of a deceased Inactive Participant who died prior to his Required Benefit Commencement Date, the later of:

(1)      the end of the calendar year immediately following the calendar year in which the Inactive Participant died; and

(2)      the end of the calendar year in which the deceased Inactive Participant would have attained the age of 70 1⁄2 years.

1.84	ROLLOVER ACCOUNT

Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s, Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of an Eligible Rollover Contribution to the Profit-Sharing Fund by a Participant pursuant to Section 4.06 of the Plan.

1.85	ROTH ACCOUNT

Roth Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s, Inactive Participant’s, (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Roth contributions to the UST Savings Plan pursuant to section 3.3 of the UST Savings Plan.

1.86	ROTH CATCH-UP ACCOUNT

Roth Catch-Up Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s, Inactive Participant’s, (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Roth Catch-Up contributions to the UST Savings Plan pursuant to section 3.7 of the UST Savings Plan.

1.87	SALARIED PLAN

Salaried Plan means the Deferred Profit-Sharing Plan for Salaried Employees, effective as of January 1, 1956 and as amended from time to time.

1.88	SALARY REDUCTION CONTRIBUTION

Salary Reduction Contribution means a contribution by a Participating Company to the Profit-Sharing Fund on behalf of a Participant who has elected to reduce his Compensation (or to forego an increase in his Compensation) and which is subject to a cash or deferred election (as defined in Treasury Regulation Section 1.401(k)-1(a)(3)) pursuant to the Cash or Deferred Arrangement set forth in Section 4.01 of the Plan.

1.89	SERVICE IN THE UNIFORMED SERVICES OF THE UNITED STATES

Service in the Uniformed Services of the United States means service in the uniformed services (as defined in chapter 43 of Title 38, United States Code) by any Employee who is entitled to reemployment rights under chapter 43, Title 38 of the United States Code with respect to such service.

1.90	SMWE

SMWE means:

(a)      Ste. Michelle Wine Estates Ltd. (including the former Conn Creek Winery, Ltd.); and

(b)      Stag’s Leap Wine Cellars LLC.

1.91	SMWE EMPLOYEE

SMWE Employee means an Employee who is employed by SMWE as a non-agricultural employee and represented by Teamsters Local Union No. 117, except that a SMWE Employee shall not include any employee who is classified by his Participating Company as:

(a)      A field coordinator,

(b)      An agricultural worker,

(c)      An intern,

(d)      part of a cooperative student arrangement, or

(e)      on a leave of absence from a Participating Company from which the SMWE Employee is not expected to return (for example, employees on severance leave).

1.92	SPOUSE

Spouse means the individuals described in subsections (a), (b) and (c) of this Section 1.92 of the Plan:

(a)      With respect to a Participant or Inactive Participant who is not deceased, the spouse of such Participant or Inactive Participant from a marriage that was validly entered into in a domestic or foreign jurisdiction having the legal authority to sanction marriages.

(b)      With respect to a deceased Participant or deceased Inactive Participant, the widow or widower of such deceased Participant or deceased Inactive Participant from a marriage that was validly entered into in a domestic or foreign jurisdiction having the legal authority to sanction marriages; provided that such widow or widower was married to such deceased Participant or deceased Inactive Participant on the date of his death.

(c)      A former Spouse shall be deemed to be the Spouse of a Participant, Inactive Participant, deceased Participant, or deceased Inactive Participant to the extent provided in a Qualified Domestic Relations Order.

1.93	SUPPLEMENTAL COMPANY CONTRIBUTION

Supplemental Company Contribution shall have the meaning set forth in Section 2.07 of the Plan.

1.94	SUPPLEMENTAL COMPANY CONTRIBUTION ACCOUNT

Supplemental Company Contribution Account means the account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Supplemental Company Contributions to the Profit-Sharing Fund pursuant to Section 2.07 of the Plan.

1.95	TARGET ADJUSTED EARNINGS PER SHARE GROWTH RATE

Target Adjusted Earnings Per Share Growth Rate means, the forecasted percentage growth rate, expressed as a range, in adjusted diluted earnings per share of Altria Stock for Altria’s fiscal year coinciding with the Plan Year for which the Contribution is calculated pursuant to Section 2.02 from the adjusted diluted earnings per share of Altria Stock for the immediately preceding fiscal year, as established by Altria in its sole discretion. The definition of Target Adjusted Earnings Per Share Growth Rate refers to the original announcement by Altria planned for late January of each year, without giving effect to any subsequent adjustments or revisions, other than those the sole purpose of which is to correct any errors included in the original announcement or change the methodology for the calculation of adjusted diluted earnings per share attributable to Altria.

1.96	THIRD-PARTY RECORDKEEPER

Third-Party Recordkeeper means Fidelity Employer Services Company (or any successor thereto), retained to provide ministerial recordkeeping and administrative functions under the Plan as documented in a separate Administrative Services Agreement dated July 1, 2002, as the same may be amended from time to time.

1.97	TOBACCO WORKERS UNION

Tobacco Workers Union means the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union Locals 203-T, 359-T, 229-T and 16-T.

1.98	TRUST AGREEMENT

Trust Agreement means one of the trust agreements entered into by the Investment Committee (or a predecessor Investment Committee) and a Trustee with respect to all or a portion of the assets of the Plan.

1.99	TRUSTEE

Trustee means a trustee under one of the Trust Agreements.

1.100	UST

UST means UST LLC and its subsidiaries other than SMWE.

1.101	UST EMPLOYEE

UST Employee means an Employee who:

(a)        is employed by

(1)      U.S. Smokeless Tobacco Manufacturing Company LLC at its facilities located in Franklin Park, Illinois or Nashville, Tennessee; and

(b)      in the case of an Employee employed at Franklin Park is represented by

(1)      Local 1 - SEIU (Service Employees International Union) - Skilled Trades and Production workers;

(2)      Local 134 - IBEW (International Brotherhood of Electrical Workers); or

(3)      Local 399 - IUOE (International Union of Operating Engineers); and

(c)      in the case of an Employee employed at Nashville, Tennessee, is represented by Local 150 - RWDSU (Retail, Wholesale, and Department Store Union),

but shall not include Leased Employees, interns, individuals employed as part of a cooperative student arrangement, nonresident aliens with no United States source income, any persons employed in a capacity as Field Coordinator or who receives compensation from the Company other than a pension, severance pay, retainer, or fee under a contract.

1.102	UST MATCH ACCOUNT

UST Match Account means the Account maintained by the Third-Party Recordkeeper reflecting a Participant’s, Inactive Participant’s, (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from: (1) the making of matching contributions to the UST Savings Plan pursuant to section 3.05 of the UST Savings Plan and (2) the making of Company Match Contributions pursuant to Section 2.04 of the Plan with respect to payroll periods ending on or before March 2, 2013.

1.103	UST SAVINGS PLAN

UST Savings Plan means the UST Employees’ Savings Plan, as amended and in effect immediately prior to the merger of its assets and liabilities with and into the assets and liabilities of the Plan, effective December 30, 2009.

1.104	VALUATION DATE

Valuation Date means, subject to Section 5.02 of the Plan, the end of each Business Day or such other time or times as may be determined.

The masculine pronoun shall include the feminine pronoun unless the context clearly requires otherwise.

ARTICLE II

COMPANY CONTRIBUTIONS

2.01	THE CONTRIBUTION

Altria shall make the Contribution available for the purposes of the Plan after the end of each Plan Year.

2.02	AMOUNT OF CONTRIBUTION.

(a)       Formula. For Plan Years beginning on and after January 1, 2016, subject to the provisions of this Section 2.02 and Sections 2.06, 2.08, 2.09, and 2.11 of the Plan, the Contribution shall be as follows:

(1)      If the Actual Adjusted Earnings Per Share Growth Rate for the Plan Year is within the range of the Target Adjusted Earnings Per Share Growth Rate, then the Contribution for such year, expressed as a percentage of each eligible Participant’s Compensation, shall be 10%;

(2)      If the Actual Adjusted Earnings Per Share Growth Rate for a Plan Year is less than the low end of the range of the Target Adjusted Earnings Per Share Growth Rate for that Plan Year, then the Contribution for such year, expressed as a percentage of each eligible Participant’s Compensation, shall be 8%, provided, however, that if unusual circumstances cause the Actual Adjusted Earnings Per Share Growth Rate for a Plan Year to be less than the low end of the range of the Target Adjusted Earnings Per Share Growth, the Committee has the discretion to consider other financial performance metrics of the Company, including, but not limited to, the Actual Dividend Per Share Growth Rate as it may determine to approve a Contribution equal to the Contribution provided in Section 2.02(a)(1).

(3)      If the Actual Adjusted Earnings Per Share Growth Rate is more than the high end of the range of the Target Adjusted Earnings Per Share Growth Rate for that Plan Year, then the Contribution for such Plan Year, expressed as a percentage of each eligible Participant’s Compensation, shall be 12%.

(b)        Rounding. For Plan Years beginning on and after January 1, 2016:

(1)      As the Target Adjusted Earnings Per Share Growth Rate is expressed in whole percentages, then:

(A)      If the dollar amount of the Actual Adjusted Earnings Per Share is not less than the lowest dollar amount in the range of dollar amounts of the Target Adjusted Earnings Per Share, then the Contribution for such year shall be 10%; and

(B)      If the dollar amount of the Actual Adjusted Earnings Per Share is greater than the highest dollar amount in the range of dollar amounts of the Target Adjusted Earnings Per Share, then the Contribution for such year shall be 12%.

(c)      UST Employees and SMWE Employees are not eligible for the Contribution made pursuant to Sections 2.01 and 2.02 of the Plan.

2.03     COMPANY MATCH CONTRIBUTIONS FOR MATCH-ELIGIBLE EMPLOYEES WHO ARE NOT UST EMPLOYEES OR SMWE EMPLOYEES

(a)      In General. A Participating Company shall make a Company Match Contribution to the Profit-Sharing Fund on behalf of a Match-Eligible Employee who is not a UST Employee or a SMWE Employee beginning with the first payroll period that is administratively practicable after the date that the Match-Eligible Employee has completed ninety (90) days of Accredited Service with his Participating Company (irrespective of the number of Hours of Service completed by the Match-Eligible Employee during such 90-day period), provided he has made Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions for such payroll period.

(b)      Amount of Company Match Contributions. Company Match Contributions on behalf of each such Match-Eligible Employee who is not a UST Employee or a SMWE Employee shall be made in an amount equal to 100% of each such Match-Eligible Employee’s Salary Reduction Contributions and After-Tax Contributions made for a payroll period, provided however, that a Participating Company shall not make Company Match Contributions with respect to Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions in excess of three percent of such Match-Eligible Employee’s Compensation made for any payroll period. For the avoidance of doubt, Company Match Contributions shall not be made with respect to amounts that are contributed to the Plan as Catch-Up Contributions.

2.04	COMPANY MATCH CONTRIBUTIONS FOR UST EMPLOYEES AND SMWE EMPLOYEES

(a)       In General. A Participating Company shall make a Company Match Contribution to the Profit-Sharing Fund on behalf of a UST Employee and a SMWE Employee beginning with the first payroll period that is administratively practicable after the date that the UST Employee or SMWE Employee becomes eligible for a Company Match Contribution pursuant to Section 1.65(d), provided he has made Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions with respect to such payroll period.

(b)       Amount of Company Match Contributions.

(1)      UST Employees. Company Match Contributions on behalf of each such UST Employee shall be made in an amount equal to 100% of each such UST Employee’s Salary Reduction Contributions and After-Tax Contributions made for a payroll period, provided, however, that a Participating Company shall not match Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions in excess of six percent of such UST Employee’s Compensation made for any payroll period. Thus, the maximum Company Match Contributions on behalf of a UST Employee shall be six percent of such UST Employee’s Compensation.

(2)      SMWE Employees. Company Match Contributions on behalf of each SMWE Employee shall be made in an amount equal to 50% of each such SMWE Employee’s Salary Reduction Contributions and After-Tax Contributions made for a payroll period, provided, however, that a Participating Company shall not match Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions in excess of six percent of such SMWE Employee’s Compensation made for any payroll period. Thus, the maximum Company Match Contributions on behalf of a SMWE Employee shall be three percent of such SMWE Employee’s Compensation.

(3)      No Match on Catch-Up Contributions. For the avoidance of doubt, Company Match Contributions shall not be made with respect to amounts that are contributed to the Plan as Catch-Up Contributions.

2.05     POST-2015 COMPANY MATCHING CONTRIBUTIONS FOR PARTICIPANTS WHO ARE NOT MATCH-ELIGIBLE EMPLOYEES, UST EMPLOYEES OR SMWE EMPLOYEES.

(a)      In General. For Plan Years beginning on or after January 1, 2016, a Participating Company shall make a Company Match Contribution to the Profit-Sharing Fund on behalf of a Participant who is not a Match-Eligible Employee, a UST Employee, or a SMWE Employee, provided he has made Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions for such payroll period.

(b)      Amount of Company Match Contributions. For Plan Years beginning on or after January 1, 2016, Company Match Contributions on behalf of each such Participant shall be made in an amount equal to 100% of each such Participant’s Salary Reduction Contributions and After-Tax Contributions made for a payroll period, provided however, that a Participating Company shall not make Company Match Contributions with respect to Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions in excess of five percent of such eligible Participant’s Compensation made for any payroll period. For the avoidance of doubt, Company Match Contributions shall not be made with respect to amounts that are contributed to the Plan as Catch-Up Contributions.

2.06	FORFEITURE OF COMPANY MATCH CONTRIBUTIONS

Notwithstanding any provision in the Plan to the contrary, Company Match Contributions which related to Salary Reduction Contributions distributed as excess deferrals or excess contributions shall be forfeited as of the last Valuation Date of the Plan Year to which the excess deferrals or excess contributions relate. Such forfeitures shall be used to reduce the Contribution, Company Match Contributions, or Supplemental Company Contributions.

2.07     POST-2015 SUPPLEMENTAL COMPANY CONTRIBUTION FOR MATCH-ELIGIBLE EMPLOYEES WHO ARE NOT UST EMPLOYEES OR SMWE EMPLOYEES

Effective for Plan Years beginning on or after January 1, 2016, Altria shall make a Supplemental Company Contribution each Plan Year on behalf of each Match-Eligible Employee who is not a UST Employee or a SMWE Employee and who has satisfied the waiting period specified in Section 1.65(d)(1) of the Plan, in an amount equal to five percent of each such eligible Match-Eligible Employee’s Compensation. The Supplemental Company Contribution shall be in addition to any Contribution made pursuant to Section 2.02.

2.08     LIMITS ON AMOUNT OF CONTRIBUTION AND SUPPLEMENTAL COMPANY CONTRIBUTION TO THE PLAN AND THE CONTRIBUTION TO THE SALARIED PLAN.

(a)      The sum of the amount of the Contribution pursuant to Section 2.02(a) of the Plan and the amount of the Supplemental Company Contribution pursuant to Section 2.07 of the Plan shall not exceed three percent of Consolidated Earnings times a fraction, the numerator of which is the aggregate Compensation of eligible Participants among whom the Contribution is to be allocated and the denominator of which is the sum of the numerator herein plus the aggregate compensation (as defined in the Salaried Plan) of eligible participants (as defined in the Salaried Plan) among whom the contribution (as defined in the Salaried Plan) is to be allocated.

(b)      If the sum of the amount of the Contribution pursuant to Section 2.02(a) of the Plan and the amount of the Supplemental Company Contribution pursuant to Section 2.07 of the Plan exceeds the limitation of Section (a) of this Section 2.08, the Plan’s allocable share of three percent of Consolidated Earnings shall be allocated, as follows:

(1)      the amount of the Supplemental Company Contribution pursuant to Section 2.07 of the Plan shall first be allocated among each Match-Eligible Employee who is not a UST Employee or a SMWE Employee and who is eligible for the Supplemental Company Contribution for the calendar year so that each such Match-Eligible Employee receives a Supplemental Company Contribution equal to the same percentage of Compensation as each other Match-Eligible Employee who is eligible for the Supplemental Company Contribution; and

(2)      any amount of the Plan’s allocable share of three percent of Consolidated Earnings remaining after the allocation pursuant to subsection (1) shall be allocated pursuant to Section 3.01(a) of the Plan among those Participants who are eligible for the Contribution pursuant to Section 2.02(a), so that each such Participant receives a Contribution expressed as a percentage of Compensation equal to the same percentage of Compensation as each other Participant who is eligible for the Contribution.

2.09	ANNUAL ADDITION LIMITATION

The amount of any Contribution, Supplemental Company Contribution, and Company Match Contributions for a Plan Year shall be reduced by the amount by which an allocation of such Contribution, Supplemental Company Contribution or Company Match Contributions to any Participant would exceed the limitations described in ARTICLE XVI of the Plan.

2.10	TIMING OF CONTRIBUTIONS

Subject to the provisions of Section 13.09(d), the Contribution, Supplemental Company Contribution and any Company Match Contributions shall be contributed to the Profit-Sharing Fund by Altria prior to the time prescribed by law for filing the Federal income tax return of Altria, including any extension thereof.

2.11	DEDUCTIBILITY OF CONTRIBUTIONS

(a)      Reduction of Contributions. Each Contribution, Company Match Contribution and Supplemental Company Contribution for each Plan Year shall be reduced to the extent that they are not deductible by a Participating Company pursuant to Sections 404(j) and 404(l) of the

Code unless the Chief Financial Officer of Altria otherwise determines that all or a portion of a Contribution, Company Match Contribution and Supplemental Company Contribution is not conditioned upon its deductibility pursuant to the procedure provided in Section 2.11(b) of the Plan. In the event that an additional Contribution, Company Match Contribution and Supplemental Company Contribution is required to be made pursuant to Section 13.09(d) of the Plan and such contribution or contributions are not deductible, in whole or in part, under Section 404 of the Code, then the Contribution, Company Match Contribution and Supplemental Company Contribution shall be reduced so that the sum of the Contribution, Company Match Contribution, Supplemental Company Contribution and the additional contribution under Section 13.09(d) of the Plan are deductible under Section 404 of the Code.

(b)       Exceptions. Each contribution made by a Participating Company shall be conditioned upon its deductibility under Section 404 of the Code, unless:

(1)      prior to the due date (including extensions) for the Federal income tax return of Altria for any year, the Chief Financial Officer of Altria (or his delegate) determines in writing that all or a portion of the contributions for the Plan Year are not conditioned on the deductibility of the contributions for that Plan Year; and

(2)      either such Chief Financial Officer (or his delegate) determines in writing by such tax return due date that such contributions, in combination with contributions to any other plan qualified under Section 401(a) of the Code by any other member of the Controlled Group for such Plan Year, will not result in the imposition of excise tax under Section 4972 of the Code or one or more members of the Controlled Group pays any such excise tax.

(c)       Deduction Disallowed. To the extent that the deduction of a contribution made by a Participating Company and conditioned upon deductibility is disallowed, the nondeductible amount shall be returned to the affected Participating Company within one (1) year after the deduction is disallowed.

2.12	MISTAKEN OR SURPLUS CONTRIBUTION

(a)      Mistake of Fact. A Participating Company may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of the contribution.

(b)      Other Contributions. Any contributions (and associated earnings, if applicable) made to the Plan in error (e.g. contributions for an ineligible employee) by the Participating Companies which are not recovered pursuant to paragraph (a) of this Section 2.12, shall be placed in a suspense account and used to reduce the Contribution, Supplemental Company Contribution, Company Match Contributions, or for such other permissible uses (e.g. payment of Plan administrative expenses) as determined in the sole discretion of the Administrator no later than by the end of the calendar year following the calendar year of contribution.

2.13	QUALIFIED NONELECTIVE CONTRIBUTIONS

The Company may elect to make Qualified Nonelective Contributions to the Profit-Sharing Fund on behalf of Employees. In addition, if the Plan is using the current year testing method, in lieu of distributing excess Salary Reduction Contributions as provided in Section

4.01(h) of the Plan, or excess Company Match Contributions as provided in Section 4.03(e) of the Plan, the Participating Companies may make Qualified Nonelective Contributions on behalf of Participants that are sufficient to satisfy the actual deferral percentage test and the actual contribution percentage test. Qualified Nonelective Contributions will be allocated either to all Participants or only to Participants who are not Highly Compensated Employees, in the ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

ARTICLE III

ALLOCATION OF COMPANY CONTRIBUTION AND SUPPLEMENTAL COMPANY CONTRIBUTION

3.01	METHOD OF ALLOCATION OF CONTRIBUTION

(a)      Allocation among Participants. The Contribution for a Plan Year determined under Section 2.02 of the Plan shall be allocated, promptly after the amount thereof has been determined, among those who were (or deemed to be) eligible Participants on the last Business Day of such year; provided that if the Contribution for a Plan Year is limited pursuant to Section 2.08 of the Plan, the Contribution, if any, shall be allocated, promptly after the amount thereof has been determined, pursuant to the provisions of Section 2.08(b)(2) of the Plan.

(b)      No Allocation of Contribution to UST Employees and SMWE Employees. In no event shall a UST Employee or a SMWE Employee share in any allocation of the Contribution.

3.02	METHOD OF ALLOCATION OF SUPPLEMENTAL COMPANY CONTRIBUTION

The Supplemental Company Contribution for a Plan Year determined under Section 2.07 of the Plan shall be allocated, promptly after the amount thereof has been determined, among those who were (or deemed to be) eligible Match-Eligible Employees who are not UST Employees or SMWE Employees on the last Business Day of such year; provided that if the Supplemental Company Contribution for a Plan Year is limited pursuant to Section 2.08 of the Plan it shall be allocated, promptly after the amount thereof has been determined, pursuant to the provisions of Section 2.08(b)(1) of the Plan.

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01	SALARY REDUCTION CONTRIBUTIONS

(a)        In General. Each Employee may elect to make Salary Reduction Contributions to the Profit-Sharing Fund.

(b)        Automatic Enrollment.

(1)      Each Employee (including a UST Employee and SMWE Employee) hired or re-hired by, or transferred to, a Participating Company, or who becomes an Employee by transfer or hire to an eligible class, on and after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Union) shall be automatically enrolled to make Salary Reduction Contributions to the Profit-Sharing Fund of 3% of his Compensation beginning with the first payroll period that is administratively practicable after the Employee has completed 90 days of Accredited Service (irrespective of the number of Hours of Service completed by the Employee during such 90-day period).

(2)      An Employee automatically enrolled to make Salary Reduction Contributions under this Section 4.01(b) of the Plan may affirmatively elect at any time not to make Salary Reduction Contributions, to make Salary Reduction Contributions equal to a different percentage of his Compensation or to make After-Tax Contributions.

(c)        Automatic Increase. Each Participant may elect for his Salary Reduction Contributions to increase by one percent (1%) or two percent (2%) of his Compensation on an annual basis, beginning on or as soon as practicable after a date elected by the Participant. A Participant who makes this election may change his election at any time.

(d)        Limitation on Salary Reduction Contributions.

(1)      Statutory Limit. The total amount of Salary Reduction Contributions on behalf of any Participant for any Plan Year shall not exceed 35% of a Participant’s Compensation for any payroll period. In no event shall the aggregate amount of Elective Contributions for a Participant’s taxable year exceed the applicable dollar amount as defined in Section 402(g)(1)(B) of the Code in effect for such taxable year (as adjusted for cost-of-living increases for taxable years beginning after December 31, 2006 in accordance with Section 402(g)(4) of the Code).

(2)      ADP Limit. Salary Reduction Contributions may be made by any Highly Compensated Employee only to the extent they are within the maximum contribution limits specified in this Section of the Plan.

(e)        Excess Deferrals. If Salary Reduction Contributions, together with Elective Contributions to a Cash or Deferred Arrangement described in Section 1.15(b) of the Plan, made by the Participating Company or any other member of the Controlled Group on behalf of the Participant exceed the applicable dollar amount as defined in Section 402(g)(1)(B) of the Code (as so adjusted) for the Participant’s taxable year, the amount of such excess (including allocable earnings) shall be distributed to the affected Participant on or before April 15 of the calendar year following the close of the Plan Year for which the excess Salary Reduction

Contributions were made. Income or loss allocable to the period between the end of the Participant’s taxable year and the date of distribution (the “gap period”) shall be disregarded in determining income or loss on distributions of excess deferrals occurring in taxable years beginning after 2007.

(f)       Compensation To Be Deferred. Salary Reduction Contributions with respect to any Plan Year may only be made with respect to Compensation within the meaning of Section 415(c)(3) of the Code which has not been received by the Participant nor otherwise currently available to the Participant and may be made solely by means of periodic payroll deductions.

(g)       Timing of Deposits. Salary Reduction Contributions deducted by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which the Participant would otherwise have received the Compensation in cash.

(h)       ADP Testing. Salary Reduction Contributions on behalf of any Highly Compensated Employee shall not be in an amount which causes the Plan to fail to satisfy the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-2 (and subsequent Internal Revenue Service guidance issued thereunder), using the prior year testing method as currently set forth in Notice 98-1 (or any superseding Internal Revenue Service guidance). Effective for Plan Years beginning on and after January 1, 2011, the Plan shall use the current year testing method as described in Treasury Regulation Section 1.401(k)-2. At the Administrator’s discretion, Qualified Nonelective Contributions may be allocated to a Participant’s Account in accordance with Treasury Regulation Section 1.401(k)-2(b)(6) to satisfy the requirements of Section 401(k)(3) of the Code.

4.02	CATCH-UP CONTRIBUTIONS

(a)        Catch-Up Eligible Employee. Catch-Up Contributions may be made by any Employee who:

(1)      will have attained age 50 by December 31st of the Plan Year for which such Catch-Up Contributions are made; and

(2)      with respect to whom no other elective deferrals (as defined in Section 414(v)(2)(C) of the Code) may be made to the Plan for the Plan Year by reason of the application of any limitation or other restriction described in Section 414(v)(3) of the Code or comparable limitation or restriction contained in the Plan. Catch-Up Contributions that are not in excess of the limitations of this clause (2) shall be re-characterized as Salary Reduction Contributions to the extent permitted under Section 4.01 of the Plan.

(b)        Limitations. The total amount of Catch-Up Contributions on behalf of any Participant for any Plan Year shall not exceed the amount specified in Section 1.16 of the Plan.

(c)        Compensation To Be Deferred. Catch-Up Contributions with respect to any Plan Year may only be made with respect to Compensation which has not been received by the Participant nor otherwise currently available to the Participant and may be made solely by means of periodic payroll deductions.

(d)       Timing of Deposits. Catch-Up Contributions deducted by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which the Participant would otherwise have received the Compensation in cash.

4.03	AFTER-TAX CONTRIBUTIONS

(a)        In General. Each Employee may make After-Tax Contributions to the Profit-Sharing Fund.

(b)        Limitations.

(1)       In General. The total amount of After-Tax Contributions by any Participant under this Section 4.03 of the Plan during any Plan Year shall not exceed the lesser of:

(A)      the amount of After-Tax Contributions which causes the amount of Annual Additions (as defined in Section 16.03 of the Plan) to exceed the limitations of Section 415 of the Code for such Plan Year; or

(B)      such amount as approved by the Administrator. The maximum amount of After-Tax Contributions, together with Salary Reduction Contributions, may not exceed 35% of a Participant’s Compensation for any payroll period.

(2)      Highly Compensated Employees. After-Tax Contributions may be made by any Highly Compensated Employee only to the extent they are within the maximum contribution limits specified in this Section of the Plan.

(c)       Method of Making After-Tax Contributions.

After-Tax Contributions may be made solely by means of periodic payroll deductions.

(d)      Timing of Deposits. After-Tax Contributions made by periodic payroll deduction to a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which such After-Tax Contribution was deducted from the Participant’s Compensation.

(e)      ACP Testing. After-Tax Contributions to the Profit-Sharing Fund made by a Participant who is a Highly Compensated Employee, together with any Salary Reduction Contributions that may be re-characterized as After-Tax Contributions no later than March 15 of the calendar year immediately succeeding the Plan Year for which the Salary Reduction Contributions were made, and Company Match Contributions shall not be in an amount which causes the Plan to fail to satisfy the provisions of Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-2 (and subsequent Internal Revenue Service guidance issued thereunder), using the prior year testing method as currently set forth in Notice 98-1 (or any superseding Internal Revenue Service guidance). Effective for Plan Years beginning on and after January 1, 2011, the Plan will use the current year testing method as described in Treasury Regulation Section 1.401(m)-2.

4.04	SUSPENSION OF PERSONAL CONTRIBUTIONS FOR HARDSHIP WITHDRAWAL

A Participant who takes or has taken a hardship withdrawal under Section 7.02 of the Plan or a withdrawal while on active duty Service in the Uniformed Service of the United States for more than 30 days under Section 7.09 of the Plan, from his:

(a)      Personal Before-Tax Account (or from Elective Contributions pursuant to a Cash or Deferred Arrangement),

(b)      Personal Before-Tax Catch-Up Account,

(c)      Roth Account, or

(d)      Roth Catch-Up Account,

may not make Salary Reduction Contributions, Catch-Up Contributions and After-Tax Contributions for the six month period following receipt of the hardship withdrawal. Following the six month period, the Participant’s Salary Reduction Contributions, Catch-Up Contributions and After-Tax Contributions will be reinstated at the same level as before the six month period, unless the Participant changes his election before such time. If a Participant has elected for his Salary Reduction Contributions to automatically increase pursuant to Section 4.01(c) and an automatic increase was scheduled to occur during such six-month suspension, the Participant’s Salary Reduction Contributions will be reinstated at the increased rate.

4.05	AGGREGATE LIMIT ON PARTICIPANT CONTRIBUTIONS

In addition to the contribution limitations referred to in this ARTICLE IV of the Plan, a Participant’s aggregate Salary Reduction Contributions, Catch-Up Contributions and After-Tax Contributions for any payroll period shall not exceed a percentage of the Participant’s Compensation as determined by the Administrator.

4.06	ELIGIBLE ROLLOVER CONTRIBUTIONS

(a)      In General. An Employee may make one or more Eligible Rollover Contributions to the Profit-Sharing Fund. Before an Eligible Rollover Contribution is accepted, the Employee may be required, at his own expense, to obtain the opinion of a qualified tax advisor that the contribution constitutes an Eligible Rollover Contribution described in Section 408(d)(3)(A)(ii) of the Code. Any Eligible Rollover Contribution accepted by the Plan shall not be considered in determining the maximum amount an eligible Employee can contribute under Sections 4.01, 4.02 or 4.03 of the Plan, or the maximum Annual Additions under ARTICLE XVI of the Plan. Eligible Rollover Contributions shall be made in cash only and shall be initially invested as part of the Profit-Sharing Fund.

(b)      Timing of Deposits. Eligible Rollover Contributions received by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable.

ARTICLE V

VALUATION

5.01	PARTICIPANT ACCOUNTS

(a)       Subaccounts. The Third-Party Recordkeeper shall maintain:

(1)       a Company Account for each eligible Participant and Inactive Participant who is not a UST Employee or SMWE Employee for whom a Participating Company has made a Contribution to the Plan;

(2)       a Company Match Account for each eligible Participant or Inactive Participant for whom a Participating Company has made Company Match Contributions pursuant to (i) Section 2.03 of the Plan, (ii) Section 2.04 of the Plan with respect to any payroll period ending after March 2, 2013 and (iii) Section 2.05 of the Plan with respect to any payroll period ending after January 1, 2016;

(3)       a Supplemental Company Contribution Account for each eligible Participant or Inactive Participant for whom a Participating Company has made a Supplemental Company Contribution pursuant to Section 2.07 of the Plan;

(4)       a Personal Before-Tax Account for each Participant and Inactive Participant who has made a Salary Reduction Contribution to the Profit-Sharing Fund;

(5)       a Personal After-Tax Account for each Participant and Inactive Participant who has made an After-Tax Contribution to the Profit-Sharing Fund;

(6)       a Rollover Account for each Participant or Inactive Participant who has made a rollover contribution to the Fund prior to January 1, 1993 or has made an Eligible Rollover Contribution on or after January 1, 1993 to the Profit-Sharing Fund;

(7)       a Paysop Rollover Account for each Participant and Inactive Participant whose account balance in the PAYSOP was transferred from the PAYSOP;

(8)       a Personal After-Tax Rollover Account for each Participant and Inactive Participant who has made an After-Tax Rollover Contribution to the Profit-Sharing Fund;

(9)       a Personal Before-Tax Catch-Up Account for each Participant and Inactive Participant who has made a Catch-Up Contribution to the Profit-Sharing Fund;

(10)     a UST Match Account for each UST Employee and SMWE Employee for whom a Participating Company has made Company Match Contributions pursuant to Section 2.04 of the Plan (but only with respect to payroll periods ending on or before March 2, 2013) or the equivalent provision of the UST Plan;

(11)     a Roth Account for each Employee who made a Roth contribution to the UST Plan and which was transferred to the Plan;

(12)     a Roth Catch-Up Account for each Employee who made a Roth catch-up contribution to the UST Plan and which was transferred to the Plan;

(13)     a Qualified Nonelective Contributions Account for each Participant and Inactive Participant for whom a Participating Company has made a Qualified Nonelective Contributions pursuant to Section 2.13 of the Plan; and

(14)     a Loan Account for each Participant and Inactive Participant who has obtained a loan pursuant to ARTICLE IX of the Plan.

(b)        Vesting. A Participant and Inactive Participant shall at all times have a nonforfeitable interest in his Accounts and his Loan Account, based on the Current Value of his Accounts and Loan Account.

5.02	VALUATION OF PARTICIPANT ACCOUNTS

(a)       In General. As of each Valuation Date, the Trustee shall determine the current market value of the Fund (exclusive of contributions not yet received by it) and the Third-Party Recordkeeper shall determine the Current Value of each Participant’s, Inactive Participant’s, Beneficiary’s and Alternate Payee’s share in the Fund with respect to his Accounts and Loan Account on the basis of proportionate shares in the Fund on such date.

(b)       Exceptions. The processing of requests to Rebalance or perform an Exchange (including a Real-Time Trade), the determination of the value of the Fund, the determination of the Current Value of some or all Plan Accounts and Loan Accounts and the processing of other transactions in connection with the administration of the Plan may be adversely affected or temporarily or permanently interrupted on any Business Day due to circumstances which may or may not be within the responsibility or control of the Trustee, Administrator, Third-Party Recordkeeper or any other party to the Plan. In such event, the Trustee or Third-Party Recordkeeper may, within its sole discretion, or in consultation with or at the direction of the Administrator, elect not to process any such Rebalance or Exchange (including a Real-Time Trade), or to determine the Current Value of the Fund or some or all Plan Accounts and Loan Accounts.

(c)       Exchanges. Notwithstanding the preceding provisions of this Section 5.02 of the Plan, solely for the purpose of determining the cost of an Exchange into Part D of the Fund or the proceeds of an Exchange out of Part D, Part I, Part K or Part O of the Fund, the value of such Exchange shall be determined using the procedures for Real-Time Trading as in effect at the time of the Exchange.

5.03	TRANSFER TO SALARIED PLAN

Notwithstanding anything to the contrary contained in the Plan, if a Participant transfers to a job position whereby he becomes a participant in the Salaried Plan, the then Current Value of such Participant’s Accounts and Loan Account shall be transferred to the trustees of the Salaried Plan as soon as administratively practicable following the effective date of the Participant’s transfer.

5.04	ACCOUNTS FOR INDIVIDUALS INELIGIBLE TO PARTICIPATE

(a)       Paysop Rollover Account. Solely for purposes of this ARTICLE V and ARTICLE VI, ARTICLE VII, ARTICLE VIII and ARTICLE IX of the Plan, a Participant shall include an Employee for whom the Third-Party Recordkeeper maintains a Paysop Rollover Account, but who is not otherwise eligible to become a Participant in the Plan.

(b)       Beneficiaries and Alternate Payees. The Third-Party Recordkeeper shall also maintain such Accounts (i) for a Beneficiary of a deceased Participant or deceased Inactive Participant and (ii) for an Alternate Payee of a Participant or Inactive Participant as may be necessary to reflect such Beneficiary’s or Alternate Payee’s interest in the Plan.

5.05	ACCOUNT STATEMENTS

Each Participant, Inactive Participant, Beneficiary and Alternate Payee shall receive a statement setting forth the Current Value of each of such Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts no less frequently than annually. Electronic medium may be used for the delivery of any such statement to the extent authorized pursuant to Section 14.01(b) of the Plan.

ARTICLE VI

DISTRIBUTION

6.01	IN GENERAL

(a)       Eligibility for Distribution. Subject to the provisions of Sections 6.02 and 6.07, and ARTICLE VII of the Plan, distribution shall be made only in the event that a person becomes an Inactive Participant or in the event of a Participant’s death. Except as hereinafter provided in this ARTICLE VI of the Plan and in Section 1.47 of the Plan, when a person becomes an Inactive Participant he thereafter shall have no right or interest under the Plan other than his right to receive the Current Value of his Accounts, less the Current Value of his Loan Account, if any.

(b)       Compliance With Section 401(a)(9) of the Code. Distribution will be made in accordance with Section 401(a)(9) of the Code and the accompanying Treasury Regulations. The provisions of this Section 6.01 of the Plan reflecting compliance with Section 401(a)(9) of the Code and the accompanying final Treasury Department Regulations override any distribution option in the Plan that may be construed as inconsistent with Section 401(a)(9) of the Code. In no event shall distribution be made or commence to be made:

(1)	later than the Required Benefit Commencement Date; or

(2)	at a rate less than is required under Section 401(a)(9)(A)(ii) of the Code.

6.02	FORM AND TIMING OF DISTRIBUTIONS

(a)       Deemed Deferral to Required Benefit Commencement Date. Subject to the provisions of ARTICLE VII of the Plan, an Inactive Participant shall have the right to distribution of the Current Value of his Accounts, less the Current Value of his Loan Account, provided, however, that unless the Inactive Participant elects otherwise, he shall be deemed to have elected to defer distribution of his Accounts to his Required Benefit Commencement Date and to have distribution made according to the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-2. An Inactive Participant whose sole Beneficiary is his Spouse who is more than ten (10) years younger than the Inactive Participant may elect to have distribution made according to the Joint and Last Survivor Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-3.

(b)       Optional Forms of Distribution. An Inactive Participant may elect to have distribution made in one or more of the following methods, provided that in no event shall distribution be made or commence to be made later than the Required Benefit Commencement Date:

(1)       in a single payment;

(2)       in non-periodic installments;

(3)       in quarter-annual, semi-annual or annual installments over a period not exceeding the life expectancy of the Inactive Participant or the joint life expectancies of the Inactive Participant and his Beneficiary; or

(4)       in accordance with clauses (2) or (3) hereof and thereafter in accordance with the provisions of clause (1) hereof.

(c)       Distributions Following Death of Participant. In the event of the death of the Participant or Inactive Participant, payment shall be made to his Beneficiary, provided, however, that:

(1)       Non-Spouse Beneficiary. If the Beneficiary of the deceased Participant or deceased Inactive Participant is not his Spouse, payment must be completed no later than December 31st of the calendar year that contains the fifth anniversary of the Participant’s or Inactive Participant’s death;

(2)       Spouse as Beneficiary Before Commencement of Distribution. If the sole Beneficiary of a deceased Participant or of a deceased Inactive Participant is his Spouse and the death of the Participant or Inactive Participant occurs prior to commencement of the distribution of his Accounts (and irrespective whether such death occurs before or after his Required Benefit Commencement Date), payment shall be made as elected by such Beneficiary pursuant to Section 6.02(b) of the Plan, provided, however, that if no election is made prior to the Required Benefit Commencement Date, payment shall be made or commence to be made no later than the Required Benefit Commencement Date and distribution shall be made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1;

(3)       Spouse as Beneficiary after Commencement of Distribution. If the sole Beneficiary of a deceased Inactive Participant is his Spouse and the death of the Inactive Participant occurs after commencement of the distribution of his Accounts, payment shall continue to be made as elected by such Beneficiary pursuant to Section 6.02(b) of the Plan, provided, however, that the Beneficiary may elect to have distribution made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1 using the longer of the remaining life expectancy of the Inactive Participant or the life expectancy of the Beneficiary. If no election is made prior to the Required Benefit Commencement Date, payment shall be made or commence to be made no later than the Required Benefit Commencement Date and distribution shall be made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1;

(4)       Loan Offset. If the estate of a deceased Participant or deceased Inactive Participant has failed to timely repay the principal balance of any Loan outstanding on the date of the deceased Participant’s death, any distribution shall not include the principal balance of the deceased Participant’s Loan Account, which shall be distributed to the deceased Participant’s estate.

(d)       Eligible Rollover Distribution.

(1)       An Inactive Participant, a Beneficiary who is the Spouse of a deceased Participant or deceased Inactive Participant, or a former spouse who is an Alternate Payee under a Qualified Domestic Relations Order may affirmatively elect to have all or a portion of an Eligible Rollover Distribution paid directly to the trustee or custodian of an Eligible Retirement Plan.

(2)       Effective for distributions made on or after November 1, 2007, a Beneficiary who is not the Spouse of a deceased Participant or Inactive Participant may elect to make a direct rollover of all or a portion of the deceased Participant’s or Inactive Participant’s Account payable to such Beneficiary, provided that the direct rollover is made to an individual retirement plan described in Code Section 408(a) or (b) established and titled in a manner that identifies it as an inherited individual retirement account with respect to the deceased Participant or Inactive Participant and identifies the deceased Participant or Inactive Participant and the Beneficiary pursuant to the provisions of Code Section 402(c)(11).

(e)       Elections.

(1)       Any election with respect to the form of distribution under Sections 6.02(b)(1) or 6.02(b)(3) of the Plan may be revoked or modified by a Participant or Inactive Participant at any time prior to distribution of the single sum payment or the commencement of the distribution and a new election may be made pursuant to Section 6.02(b) of the Plan, provided, however, that in no event shall distribution be made or commence to be made in violation of Section 401(a)(9) of the Code or, with respect to that portion of an Account invested in the Subpart of Part D designated as the ESOP Fund, in violation of Section 409(o) of the Code.

(2)       Any election with respect to the form of distribution under Section 6.02(b)(2) of the Plan may be revoked or modified by a Participant or Inactive Participant at any time and a new election may be made pursuant to Section 6.02(b) of the Plan, provided, however, that in no event shall distribution be made or commence to be made in violation of Section 401(a)(9) of the Code.

(3)       After the date of death of the Inactive Participant, a Beneficiary who is the Spouse may revoke or modify any election of the Inactive Participant with respect to the method of distribution and elect to have distribution made in a single payment within sixty (60) days of the date of the application, or on such other date as the Administrator may approve.

(f)         Required Commencement of Benefits.

(1)       In General. Subject to the provisions of Sections 6.02(a) and 6.02(f)(2) of the Plan, distribution of benefits under the Plan shall commence not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(A)       the Inactive Participant attains the age of sixty-five (65) years;

(B)       occurs the tenth (10th) anniversary of the year in which the Inactive Participant commenced participation in the Plan; or

(C)       the Inactive Participant terminates his employment with the Controlled Group.

(2)       ESOP Fund. Solely in the case of that portion of his Accounts invested in the Subpart of Part D designated as the ESOP Fund, the Inactive Participant may elect that distribution commence to be made not later than one year after the close of the Plan Year:

(A)       in which the Participant has a severance from employment by reason of attaining the age of sixty-five (65), death or disability; or

(B)       which is the fifth Plan Year following the Plan Year in which the Participant otherwise has a severance from employment (except that this clause shall not apply if the Participant is reemployed by a member of the Controlled Group before distribution is required to begin under this clause (B)).

(g)       Small Account Balance.

(1)       Immediate Cash-Out. If an Inactive Participant fails to make a valid election within six (6) months of the date he ceases to be an Employee and the Current Value of his Accounts and his Loan Account as of the Valuation Date coincident with or next preceding the date he ceases to be an Employee is less than $1,000, distribution shall be made in a single payment during the calendar year in which he ceases to be a Participant or in the next succeeding calendar year.

(2)       Deferred Cash-Out. If an Inactive Participant fails to make a valid election and the Current Value of his Accounts and Loan Account is not less than $1,000, distribution shall be made in one payment as of the Valuation Date coincident with or next preceding the date the Inactive Participant attains age sixty-five (65). Prior to the distribution of his Accounts, an Inactive Participant may elect to have distribution made or commence to be made in accordance with the provisions of this Section 6.02 of the Plan.

6.03	FORM OF DISTRIBUTION

(a)       In General. Any distribution may be made in cash or in kind or partly in cash and partly in kind, according to the rules established from time to time pursuant to Section 14.03 of the Plan, except as provided in subsections (b) and (c) below.

(b)       Part D. If any portion of an Account is invested in Part D of the Fund (including both Subparts thereof) and such Account is to be distributed pursuant to this ARTICLE VI of the Plan, or as a withdrawal authorized pursuant to ARTICLE VII hereof, the portion of the Account invested in Part D (other than the portion of a Participant’s Roth Account and Roth Catch-Up Account) may be made in full shares of Altria Stock (with cash in lieu of a fractional share) as elected by the Inactive Participant, Beneficiary or Alternate Payee. The election to receive distribution of full shares of Altria Stock shall not be allowed if the Altria Stock Independent Named Fiduciary has determined to eliminate Part D of the Fund, or has determined to liquidate, in whole or in part, the Plan’s holdings in Altria Stock in Part D of the Fund.

(c)       Non-Altria Stock. If any portion of an Account is invested in Part I, Part K and/or Part O of the Fund and such Account is to be distributed pursuant to this ARTICLE VI of the Plan, or as a withdrawal authorized pursuant to ARTICLE VII hereof, the portion of the Account invested in Part I, Part K and/or Part O may be made in full shares of the Non-Altria Stock(s) in which such portion of the Account is invested (with cash in lieu of a fractional share), as elected by the Inactive Participant, Beneficiary or Alternate Payee. The election to receive distribution of full shares of a Non-Altria Stock shall not be allowed if the Non-Altria Stock Independent Named Fiduciary has determined to eliminate the Part of the Fund in which such Non-Altria Stock is invested (i.e., Part I, Part K or Part O of the Fund), or has determined to liquidate, in whole or in part, the Plan’s holdings of such Non-Altria Stock in Part I, Part K or Part O of the Fund, as applicable.

6.04	MAINTENANCE OF ACCOUNTS

After a Participant ceases to be such, his Accounts shall remain in the Fund until distributed in accordance with Section 6.02 of the Plan. Except as otherwise required by the terms of the Plan, after a Participant ceases to be such, a Participating Company shall not (i) allocate any portion of the Contribution to his Company Account; (ii) make Company Match Contributions to his Company Match Account or UST Match Account; (iii) allocate any portion of a Supplemental Company Contribution to his Supplemental Company Contribution Account; (iv) make Salary Reduction Contributions to his Personal Before-Tax Account; (v) make Catch-Up Contributions to his Before-Tax Catch-Up Account; or (vi) make Qualified Nonelective Contributions to his Qualified Nonelective Contributions Account and the Inactive Participant shall make no contribution to his Personal After-Tax Account, his Personal After-Tax Rollover Account or his Rollover Account.

6.05	DESIGNATION OF BENEFICIARY

(a)       In General. A Beneficiary designation will be effective when it is received by the Administrator, provided the designation is completed in accordance with Section 1.12 of the Plan and current administrative procedures.

(b)       By Participant or Inactive Participant. Notwithstanding the provisions of Section 6.02 of the Plan, and in accordance with Section 1.12 of the Plan, any Participant or Inactive Participant may at any time and from time to time designate (whether as a result of an affirmative election or by an operation of law) the Beneficiary to whom distribution shall be made in the event of his death.

(1)       A married Participant or Inactive Participant who designates someone other than his Spouse as his Beneficiary must:

(A)       receive his Spouse’s written consent to such designation; and

(i)       the Spouse’s written consent must designate a Beneficiary which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant or Inactive Participant without any requirement of further consent by the Spouse); and

(ii)       the Spouse’s consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public, or

(B)       it is established to the satisfaction of the Administrator that the consent required under subparagraph (A) may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary may by regulations prescribe.

(C)       Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under this subsection (b)(1) shall be effective only with respect to such Spouse.

(2)       If a married Participant or Inactive Participant files a Beneficiary designation which is ineffective because it does not contain the required spousal consent, such designation shall be forever invalid and shall not later become valid as the result of the subsequent divorce of the Participant or Inactive Participant or the subsequent death of the Spouse.

(c)       By Beneficiary. A Beneficiary of a deceased Participant or deceased Inactive Participant may, at any time and from time to time after the death of the Participant or Inactive Participant, designate the Beneficiary to whom distribution shall be made in the event of the death of the Beneficiary before distribution has been made or been completed in accordance with the provisions of Section 6.02(c) of the Plan.

(d)       By Alternate Payee. Unless the applicable Qualified Domestic Relations Order designates the Beneficiary who is or are to receive the Current Value of the Accounts to which such Alternate Payee was entitled at the time of his death or otherwise prohibits the Alternate Payee from designating a Beneficiary, an Alternate Payee may, at any time and from time to time, designate the Beneficiary to whom distribution shall be made in the event of the Alternate Payee’s death before distribution of the Current Value of the Alternate Payee’s Accounts has been made or completed.

6.06	ELIGIBLE ROLLOVER DISTRIBUTIONS

An Inactive Participant (or his Beneficiary who is his Spouse) or Alternate Payee may revoke any election with respect to whether an Eligible Rollover Distribution is to be paid to an Eligible Retirement Plan and any such change shall be effective with respect to all subsequent Eligible Rollover Distributions until a new election is filed.

6.07	ALTERNATE PAYEE

An Alternate Payee shall have the right to receive a distribution from the Plan in any form permitted under this ARTICLE VI of the Plan at any time after the judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law applicable to the Alternate Payee is determined to be a Qualified Domestic Relations Order.

6.08	SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE VI of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any distribution (other than a lump sum distribution) made pursuant to this ARTICLE VI of the Plan not be made from that portion of his Accounts that is invested in Part D of the Fund.

ARTICLE VII

WITHDRAWALS

7.01	IN GENERAL

(a)       Personal After-Tax Account

(1)       Pre-1987 Personal After-Tax Contributions. Subject to Section 7.05 of the Plan, a Participant may withdraw the amount of After-Tax Contributions in his Personal After-Tax Account made to the Plan prior to January 1, 1987.

(2)       Remainder of Personal After-Tax Account. Subject to the provisions of Section 7.05 of the Plan, a Participant may withdraw all or any part of the Current Value of his Personal After-Tax Account.

(b)       Rollover Accounts. Subject to the provisions of Section 7.05 of the Plan, a Participant may withdraw all or any part of the Current Value of his Personal After-Tax Rollover Account and Rollover Account.

(c)       Qualification for Loan. As a condition for the granting of a loan authorized by ARTICLE IX of the Plan, the Participant may be required to authorize a withdrawal of all or a portion of the Current Value of his Personal After-Tax Account, Personal After-Tax Rollover Account and Rollover Account, in an amount sufficient to satisfy a default on the repayment of such loan.

7.02	HARDSHIP WITHDRAWALS

(a)       Eligibility for Hardship Withdrawal. Subject to the provisions of Section 7.02(e) of the Plan and Section 7.05 of the Plan, a Participant may apply for a withdrawal of not less than $500 on account of hardship (as defined in Section 7.02(c) of the Plan) only from the following Accounts, provided that he also satisfies the requirements of Section 7.02(b) of the Plan:

(1)	Personal Before-Tax Account;

(2)	Personal Before-Tax Catch-Up Account;

(3)	Roth Account; and

(4)	Roth Catch-Up Account.

(b)       Prerequisites for Hardship Withdrawal. Prior to applying for a withdrawal on account of hardship:

(1)       a Participant must obtain all other available withdrawals under this Article VII of the Plan;

(2)       a Participant who has a balance under the Subpart of Part D designated as the ESOP Fund, must elect to receive dividends on those balances in cash, to the extent the cash will be payable in time to help meet the financial need;

(3)       a Participant must obtain all available withdrawals (other than a withdrawal pursuant to this Section 7.02 of the Plan) and loans available to him under all plans qualified under Section 401(a) of the Code maintained by any member of the Controlled Group; and

(4)       a Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D, Part I, Part K and/or Part O of the Fund and that will be needed to satisfy the hardship withdrawal.

(c)       Immediate and Heavy Financial Need. A distribution is made on account of hardship if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant. A distribution shall be made on account of an immediate and heavy financial need if a Participant lacks adequate financial resources to:

(1)       make payment to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on such residence; or

(2)       make payment of the costs directly related to the purchase of a principal residence of such Participant (excluding mortgage payments); or

(3)       make payment of expenses for medical care (within the meaning of Section 213(d) of the Code) previously incurred by such Participant or his dependent or dependents, or expenses necessary for these persons to obtain medical care (within the meaning of Section 213(d) of the Code); or

(4)       make payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for such Participant, his dependent or dependents; or

(5)       make payment for burial and funeral expenses for the Participant’s deceased parent, spouse, child or dependent; or

(6)       make payment for expenses for the repair of damage to a Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or

(7)       make payment for any other financial hardship authorized by the Internal Revenue Service in published guidance and as described and limited in such guidance.

(d)       Order of Withdrawal. If it is determined that an immediate and heavy financial need exists or is imminent, a distribution from such Participant’s Accounts may be authorized in the following order in order to satisfy such hardship:

(1)	the Participant’s:

(A)       Personal Before-Tax Account;

(B)       Personal Before-Tax Catch-Up Account;

(C)       Roth Account; and

(D)       Roth Catch-Up Account.

(e)       Limits on Hardship Withdrawals.

(1)       The amount of a distribution pursuant to an application under this Section 7.02 of the Plan shall not exceed the lesser of:

(A)       the amount determined to be necessary to meet the immediate and heavy financial need of the Participant; or

(B)       the Current Value of his Personal Before-Tax Account, Personal Before-Tax Catch-Up Account, Roth Account and Roth Catch-Up Account;

less the amount of earnings credited to (i) his Personal Before-Tax Account and Roth Account on and after January 1, 1989 and (ii) his Personal Before-Tax Catch-Up Account and Roth Catch-Up Account.

(2)       A Participant may not receive more than two withdrawals on account of hardship in any Plan Year.

(f)       Suspension of Contributions. If a withdrawal on account of hardship is approved, then no Salary Reduction Contributions, Catch-Up Contributions or After-Tax Contributions shall be made on the Participant’s behalf to the Profit-Sharing Fund for the six consecutive calendar months following such withdrawal.

(g)       Dependent Defined. As used in Section 7.02(c) of the Plan, the term “dependent” shall mean:

(1)       a Participant’s Spouse (determined in accordance with applicable state law) not legally separated from the Participant;

(2)       a natural or legally adopted child of the Participant or of his Spouse, provided such child is dependent on the Participant; and

(3)       a parent of the Participant or of the Spouse of the Participant, provided such parent is dependent on the Participant.

(h)       No Termination of Participation. Neither the application for nor the distribution of any funds in accordance with this Section 7.02 of the Plan shall have the effect of terminating the Participant’s participation in the Plan.

(i)       Investigations; Possible Implications of Misrepresentations. Investigations may be conducted and a Participant may be required to make such representations or warranties as are deemed desirable or necessary to carry out the purpose of this Section 7.02 of the Plan. Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a withdrawal under this Section 7.02 of the Plan may be cause for dismissal of employment.

(j)       Nondiscrimination. The provisions of this Section 7.02 of the Plan shall be applied on a uniform and nondiscriminatory basis to all Participants in similar circumstances.

(k)       Correction of Disqualifying Withdrawal. If a distribution authorized under this Section 7.02 of the Plan shall render the Trust under this Plan disqualified for exemption from taxation and disqualify the Plan under the Code, then such distribution may be reduced in amount, if necessary to zero, in order to maintain qualification.

7.03	WITHDRAWAL OF UST MATCHING CONTRIBUTIONS

A Participant who has withdrawn all After-Tax Contributions and Rollover Contributions from his Account pursuant to Section 7.01 of the Plan and also has completed three years of Accredited Service shall be permitted to make a withdrawal of any or all of his UST Match Account, but only with respect to Company Match Contributions made with respect to payroll periods ending on or before March 2, 2013.

7.04	AGE 59½ WITHDRAWAL

(a)       All Accounts. Any Participant who has attained the age of fifty-nine and one-half (59 1⁄2) years may apply for withdrawal of all or a portion of the Current Value of his Accounts.

(b)       No Termination of Participation. Neither the application for nor the payment of any withdrawal in accordance with this Section 7.04 of the Plan shall have the effect of terminating the Participant’s participation in the Plan.

(c)       Investigations; Possible Implications of Misrepresentations. Investigations may be conducted and a Participant may be required to make representations or warranties as are deemed desirable or necessary to carry out the purpose of this Section 7.04 of the Plan. Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a withdrawal under this Section 7.04 of the Plan may be cause for dismissal of employment.

7.05	FORM OF WITHDRAWAL

(a)       Lump Sum. Any withdrawal pursuant to the preceding provisions of this ARTICLE VII of the Plan shall be made in a lump sum as soon as is practicable after such withdrawal is authorized. A Participant may elect to have any withdrawal that is an Eligible Rollover Distribution paid directly to the trustee or custodian of the Eligible Retirement Plan designated by the Participant.

(b)       Parts D, I, K and O. Subject to Section 6.03 of the Plan, prior to applying for a withdrawal pursuant to Sections 7.01, 7.02, 7.03 or 7.04 of the Plan, the Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D, Part I, Part K and/or Part O of the Fund and that is needed to satisfy the withdrawal.

7.06	WITHDRAWAL OF ALTRIA STOCK CASH DIVIDENDS

(a)       Permitted Election. Notwithstanding the preceding provisions of this ARTICLE VII of the Plan, a Participant, Inactive Participant, Beneficiary or Alternate Payee may elect to have any cash dividend payable with respect to shares of Altria Stock allocated to his Account and held under the Subpart of Part D of the Fund designated as the ESOP Fund distributed to the Participant, Inactive Participant, Beneficiary or Alternate Payee in cash not later than ninety (90) days after the close of the Plan Year in which the cash dividend was paid.

(b)       Default Election. If a Participant, Inactive Participant, Beneficiary or Alternate Payee shall fail to make an election, any such cash dividends shall be paid to such Subpart and reinvested in Altria Stock to be allocated to the Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Account.

(c)       Duration of Election. The election as to whether to receive a cash dividend payable with respect to shares of Altria Stock in cash or reinvested in additional shares of Altria Stock that is in effect at the close of business on the last Business Day before the applicable Ex-Dividend Date may not be changed until after the Dividend Payment Date.

7.07	WITHDRAWAL FEES

The Account of a Participant may be charged a fee for requesting a withdrawal from the Plan.

7.08	SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE VII of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any withdrawal (other than a withdrawal of the Current Value of his Accounts in a single lump sum) made pursuant to ARTICLE VII of the Plan not be made from that portion of his Accounts that is invested in Part D of the Fund.

7.09    DISTRIBUTIONS UPON A DEEMED SEVERANCE FROM EMPLOYMENT WHILE PERFORMING SERVICE IN THE UNIFORMED SERVICE OF THE UNITED STATES

(a)       A Participant who is performing Service in the Uniformed Service of the United States while on active duty for a period of more than 30 days will be deemed to have a severance from employment as specified under Plan section 1.36(c)(1). Such Participant may elect to receive a distribution of his Salary Reduction Contributions, Catch-Up Contributions and Roth Contributions (if any) and shall be prohibited from making Salary Reduction Contributions, Catch-Up Contributions and After-Tax Contributions to the Plan for the six-month period beginning on the date of distribution, pursuant to Section 414(u)(12)(B) of the Code.

(b)       Any withdrawal under this Section 7.09 that would also qualify under Section 7.10 shall be considered a qualified reservist withdrawal and the Participant shall not be subject to the six-month period of suspension described in subsection (a).

7.10	QUALIFIED RESERVIST WITHDRAWALS

(a)       In General. A Participant who is a member of a reserve component (as defined in section 101 of title 37 of the United States Code) and who has been called or ordered to active duty for:

(1)	an indefinite period; or

(2)	a period in excess of 179 days,

may withdraw all or a portion of the balance in his Personal Before-Tax Account, Roth Account, Personal Before-Tax Catch-Up Account, and Roth Catch-Up Account, provided the withdrawal is made during the period beginning on the date of such order or call to duty and ending at the close of the active duty period.

(b)       Documentation. A Participant requesting a withdrawal under this Section 7.10 may be required to provide a copy of his or her military orders to the Administrator.

ARTICLE VIII

THE FUND

8.01	THE FUND

(a)       In Trust. The Fund shall be held in trust by the Trustees and shall consist of all amounts paid into the Profit-Sharing Fund pursuant to the Plan, investments made therewith (including transfers to the ESOP Fund pursuant to Section 8.03(c) of the Plan), reinvestments thereof, proceeds of such investments and reinvestments and earnings and profits thereon, less payments made by the Trustees from the Fund. It shall be impossible for any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants and their Beneficiaries and Alternate Payees and for the reasonable expenses of administering the Plan and the Fund.

(b)       Direction of Trustees. The Trustees shall be subject to the directions of:

(1)       the Investment Committee, provided, however, that the Investment Committee may appoint one or more Investment Managers to manage (including the power to acquire and dispose of) one or more Parts of the Fund (other than Part D, Part I, Part K and Part O of the Fund);

(2)	the Altria Stock Independent Named Fiduciary;

(3)	a Non-Altria Stock Independent Named Fiduciary;

(4)       the Administrator or its delegates (including the Third-Party Recordkeeper); and

(5)       Participants, Inactive Participants, Beneficiaries and Alternate Payees, who each may exercise the rights described in Sections 8.01(c) and 8.03 of the Plan.

(c)       Compliance with ERISA Section 404(c). The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the accompanying Regulation of the Department of Labor. Accordingly, except as otherwise provided in the Plan (including, by way of example and not of limitation, the provisions of Sections 10.05 and 10.06 of the Plan) and Trust Agreements insofar as such Plan and Trust Agreements are not inconsistent with the provisions of Title I of ERISA, each Participant and Inactive Participant (and Beneficiary and Alternate Payee) shall have the right to exercise control over the balance in his Accounts.

8.02	INVESTMENTS

(a)       The Trustee shall, in accordance with Participant’s directions as provided in Sections 8.03 and 8.04 of the Plan, invest and reinvest the principal and income of the Fund and keep the Fund invested in the following Parts:

(1)	Part A (US Government Obligations Fund)

(2)	Part B (US Large Cap Equity Index Fund)

(3)	Part C (Interest Income Fund)

(4)       Part D (Altria Stock Investment Option)

(A)       Part D is a single fund consisting of two Subparts:

(i)       a fund forming part of the Profit-Sharing Fund and, subject to Sections 8.02(a)(4)(C) and 8.02(e)(2) of the Plan, invested solely in Altria Stock; and

(ii)       a fund designated as the ESOP Fund and, subject to Sections 8.02(a)(4)(C) and 8.02(e)(2) of the Plan, invested solely in Altria Stock.

(B)       Exchanges (Real-Time Trades) into or out of Part D shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real-Time Trading. Subject to Sections 8.02(a)(4)(C) and 10.05 of the Plan, the Trustee shall purchase shares of Altria Stock invested in Part D only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such Altria Stock, regardless of market fluctuations and shall sell such shares of Altria Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee, or the Altria Stock Independent Named Fiduciary.

(C)       Subject only to Section 10.05 of the Plan and the remaining provisions of this clause (C), Part D of the Fund is a permanent feature of the Plan. Except as otherwise provided in Section 8.02(e)(2) of the Plan, Part D of the Fund shall continue to be invested exclusively in Altria Stock unless the Altria Stock Independent Named Fiduciary determines, in its sole discretion, that holding Altria Stock in Part D is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of Altria Stock in Part D pursuant to Section 10.05 of the Plan, in which case the proceeds of any such liquidation shall be invested in Part A of the Fund (US Government Obligations Fund), or other investment option the Altria Stock Independent Named Fiduciary so directs.

(5)	Part E (International Equity Fund)

(6)	Part F (US Mid/Small Cap Equity Index Fund)

(7)	Part G (Balanced Fund)

(8)       Part H (Euro Equity Fund). Part H of the Fund has been eliminated as of the close of business on June 29, 2012. All assets in Part H of the Fund as of the close of the New York Stock Exchange on June 29, 2012, were transferred to Part E of the Fund.

(9)       Part I (Mondelēz Stock Investment Option) — Subject to Sections 8.02(a)(9)(C) and 8.02(e)(2) of the Plan, a fund invested solely in Mondelēz Stock.

(A)       No other investments in Part I by Participants, Inactive Participants, Beneficiaries and Alternate Payees are permitted, including dividends on shares of Mondelēz Stock.

(B)       Exchanges (Real-Time Trades) out of Part I shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real-Time Trading. Subject to Sections 8.02(a)(9)(C) and 10.06 of the Plan, the Trustee shall sell shares of Mondelēz Stock invested in Part I only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such Mondelēz Stock, regardless of market fluctuations and shall sell such shares of Mondelēz Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee or the Mondelēz Stock Independent Named Fiduciary.

(C)       Subject only to Section 10.06 of the Plan and the remaining provisions of this clause (C), Part I of the Fund is a permanent feature of the Plan. Except as otherwise provided in Section 8.02(e)(2) of the Plan, Part I of the Fund shall continue to be invested exclusively in Mondelēz Stock unless the Mondelēz Stock Independent Named Fiduciary determines, in its sole discretion, that holding Mondelēz Stock in Part I is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of Mondelēz Stock in Part I, in which case the proceeds of any such liquidation shall be invested in Part A of the Fund (US Government Obligations Fund), or other investment option the Mondelēz Stock Independent Named Fiduciary so directs

(10)       Part J (Fidelity Money Market Trust: Retirement Government Money Market II Portfolio (also known as the “Fidelity Retirement Money Market Portfolio” and the “Conduit Fund”)) — Part J of the Fund has been eliminated as of the close of business on December 31, 2015 and is no longer an investment option under the Plan. All assets in Part J of the Fund as of the close of the New York Stock Exchange on December 31, 2015 were transferred to Part G of the Fund.

(11)       Part K (PMI Stock Investment Option) — Subject to Sections 8.02(a)(11)(C) and 8.02(e)(2) of the Plan, a fund invested solely in PMI Stock.

(A)       No other investments in Part K by Participants, Inactive Participants, Beneficiaries and Alternate Payees are permitted, including dividends on shares of PMI Stock.

(B)       Exchanges (Real-Time Trades) out of Part K shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real-Time Trading. Subject to Sections 8.02(a)(11)(C) and 10.06 of the Plan, the Trustee shall sell shares of PMI Stock invested in Part K only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such PMI Stock, regardless of market fluctuations and shall sell such shares of PMI Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee or the PMI Stock Independent Named Fiduciary.

(C)       Subject only to Section 10.06 of the Plan and the remaining provisions of this clause (C), effective March 28, 2008, Part K of the Fund shall be a permanent feature of the Plan. Except as otherwise provided in Section 8.02(e)(2) of the Plan, Part K of the Fund shall continue to be invested exclusively in PMI Stock unless the PMI Stock Independent Named Fiduciary determines, in its sole discretion, that holding PMI Stock in Part K is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of PMI Stock in Part K, in which case the proceeds of any such liquidation shall be invested in Part A of the Fund (US Government Obligations Fund), or other investment option the PMI Stock Independent Named Fiduciary so directs

(12)	Part L (Vanguard Total Bond Market Index Fund)

(13)	Part M (Vanguard PRIMECAP Fund)

(14)	Part N (Vanguard Capital Opportunities Fund)

(15)       Part O (Kraft Heinz Company Stock Investment Option) — Subject to Sections 8.02(a)(15)(C) and 8.02(e)(2) of the Plan, a fund invested solely in Kraft Heinz Company Stock (formerly KFG Stock).

(A)       No other investments in Part O by Participants, Inactive Participants, Beneficiaries and Alternate Payees are permitted, including dividends on shares of Kraft Heinz Company Stock.

(B)       Exchanges (Real-Time Trades) out of Part O shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real-Time Trading. Subject to Sections 8.02(a)(15)(C) and 10.06 of the Plan, the Trustee shall sell shares of Kraft Heinz Company Stock invested in Part O only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such Kraft Heinz Company Stock, regardless of market fluctuations and shall sell such shares of Kraft Heinz Company Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee or the Kraft Heinz Company Stock Independent Named Fiduciary.

(C)       Subject only to Section 10.06 of the Plan and the remaining provisions of this clause (C), effective upon the receipt of the shares of KFG Stock by the Trustee pursuant to the spin-off of Kraft Foods Group, Inc. from Mondelēz International, Inc., Part O of the Fund shall be a permanent feature of the Plan. Except as otherwise provided in Section 8.02(e)(2) of the Plan, Part O of the Fund shall continue to be invested exclusively in Kraft Heinz Company Stock unless the Kraft Heinz Company Stock Independent Named Fiduciary determines, in its sole discretion, that holding Kraft Heinz Company Stock in Part O is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of Kraft Heinz Company Stock in Part O), in which case the proceeds of any such liquidation shall be invested in Part A of the Fund (US Government Obligations Fund), or other investment option the Kraft Heinz Company Stock Independent Named Fiduciary so directs.

(b)       Restrictions on Authority to Add or Remove Single Stock Funds. No person, committee, or any other entity is authorized to add to or remove from the Plan any investment option that invests primarily in Altria Stock, Non-Altria Stock, or any other single security derived from Altria Stock or Non-Altria Stock, such as a security that has been spun-off to the shareholders of Altria Group Inc., Mondelēz International Inc., Philip Morris International Inc. or The Kraft Heinz Company, except for the Board, Committee or Administrator acting solely in their settlor capacities with respect to the Plan pursuant to Section 11.01; provided, however, that the foregoing shall not limit the authority of the Altria Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary to liquidate, in whole or in part, the Part of the Fund for which it serves as a Fiduciary, pursuant to Sections 10.05(b)(2) and 10.06(b)(1), as applicable.

(c)       Trading Restrictions.

(1)       An Investment Manager appointed by the Investment Committee to manage any Part of the Fund (other than Part D, Part I, Part K and Part O) may impose a redemption charge, short-term trading fee or other trading restrictions (including, but not limited to, rejection of or limitation on all or a portion of any purchase or sell order, limitation on the number of purchases or sales within a specified period of time (an excessive trading policy) or exclusion from any investment in an affected investment option) on any Participant, Inactive Participant, Beneficiary or Alternate Payee who is alleged to have violated the abusive trading practices or other policies of such Investment Manager as set forth in the description of, or prospectus for, the investment vehicle used for the Part of the Fund.

(2)       The Plan may impose a redemption charge, short-term trading fee or impose other trading restrictions (including, but not limited to, rejection of or limitation on all or a portion of any purchase or sell order, limitation on the number of purchases or sales within a specified period of time (an excessive trading policy) or exclusion from any investment in an affected investment option) on any Participant, Inactive Participant, Beneficiary or Alternate Payee.

(d)       Part D Dividends. Periodic transfers of all shares of Altria Stock held in that Subpart of Part D forming part of the Profit-Sharing Fund shall be made to that Subpart of Part D designated as the ESOP Fund as of the Business Day immediately preceding any Ex-Dividend Date (or at such other time or times as may be determined) in order for Participants, Inactive Participants, Beneficiaries and Alternate Payees to make the election pursuant to Section 7.06 of the Plan with respect to any cash dividends with respect to all shares of Altria Stock invested in Part D.

(e)       Permitted Short-Term Investments.

(1)       An Investment Manager may, in its sole discretion, keep any portion of a Part (or a Subpart), other than Part D, Part I, Part K and Part O, in cash or short-term investments (including a commingled fund of the Trustee) for liquidity purposes, pending the selection and purchase of permanent investments for such Part (or Subpart).

(2)       The Trustee of Part D, Part I, Part K and Part O may, in its sole discretion, keep a portion of Part D, Part I, Part K or Part O in cash or short-term investments (including a commingled fund of the Trustee) solely to the extent required to meet Exchange, distribution, withdrawal, and administrative needs (e.g., to settle trades of fractional shares of Altria Stock and Non-Altria Stock) of the Trust. It is the intention of this Section that because Parts D, I, K and O of the Fund use share accounting and are not unitized trusts, the Trustee need not and shall not maintain a “cash reserve” or “buffer”, but shall use the proceeds from sales of Altria Stock and Non-Altria Stock as directed by the Participant, Inactive Participant, Beneficiary or Alternate Payee to satisfy any Exchange, distribution or withdrawal requirements.

(f)       Expenses of the Fund.

(1)       Responsibility for Payment. All taxes, fees, brokerage commissions and other reasonable expenses of administering the Plan and the Fund, whether in connection with services provided by third parties, or otherwise, shall be paid from the Fund to the extent not paid by the Participating Companies.

(2)       Allocation of Expenses.

(A)       The expenses of administering the Plan shall be allocated among the Accounts of Participants, Inactive Participants, Beneficiaries and Alternate Payees in such manner as shall be determined from time to time by the Investment Committee. Such expenses may be allocated, pro-rata, among Participants, Inactive Participants, Beneficiaries and Alternate Payees and may include a direct charge to the Account of the Participant, Inactive Participant, Beneficiary or Alternate Payee requesting the transaction generating the expense, or such other reasonable method as may be determined by the Investment Committee from time to time.

(B)       The fees (and any disbursements) payable to the Altria Stock Independent Named Fiduciary and Non-Altria Stock Independent Named Fiduciary shall be paid from the Fund in a manner determined by the Investment Committee, unless such fees and disbursements are paid by the Participating Companies.

8.03	PARTICIPANT DIRECTION OF INVESTMENTS

(a)       In General. Subject to the limitations of this Section 8.03 of the Plan, each Participant, Inactive Participant, Beneficiary and Alternate Payee shall direct the investment of his Accounts among the Parts of the Fund. A Participant, Inactive Participant, Beneficiary or Alternate Payee may direct the investment of his Accounts on any Business Day by one or more Exchanges, or by a Rebalancing, provided, however, that:

(1)       an Exchange into or out of Part D of the Fund may only be made by a Real-Time Trade;

(2)       an exchange out of Part I, Part K, or Part O of the Fund may only be made by a Real-Time Trade; and

(3)       any other transaction that uses the proceeds from an Exchange out of (sale of) Part D, Part I, Part K or Part O of the Fund may not be initiated until after the Real-Time Trade effecting the Exchange is settled.

(b)       Future Contributions.

(1)       Each Participant and Inactive Participant shall also direct the investment of any future contributions to such of the Participant’s Accounts among the Parts of the Profit-Sharing Fund.

(2)       Participants and Inactive Participants shall not be permitted to direct the investment of future contributions to:

(A)       that Subpart of Part D designated as the ESOP Fund;

(B)       Part I of the Fund;

(C)       Part K of the Fund; and

(D)       Part O of the Fund.

(c)       Part D. A Participant, Inactive Participant, Beneficiary or Alternate Payee may perform an Exchange through a Real-Time Trade of all or any portion of his Accounts invested in that Subpart of Part D designated as the ESOP Fund to another Part of the Fund (or perform multiple Exchanges from Part D among other Parts of the Fund), other than the Subpart of Part D forming part of the Profit-Sharing Fund.

(d)       Default Investment Elections. In the event that the Third-Party Recordkeeper fails to receive a proper direction from a Participant, such Participant’s contributions shall be invested in Part G of the Fund until the Third-Party Recordkeeper receives a proper direction.

(e)       Restrictions on Elections. Any apportionment of an investment direction among the Parts of the Fund (whether as an Exchange or a Rebalancing) shall be in integral multiples expressed in a whole percentage, in whole or partial units of a Part (other than Part D, Part I, Part K and Part O), or in whole dollars invested in a Part, provided, however, that:

(1)       if a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange out of Part D of the Fund of all whole shares of Altria Stock with respect to a specific Account (or with respect to all of his Accounts), any fractional share of Altria Stock will also be Exchanged out of Part D;

(2)       if a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange out of Parts I, K or O of the Fund of all whole shares of Non-Altria Stock with respect to a specific Account (or with respect to all of his Accounts), any fractional share of Non-Altria Stock will also be Exchanged out of Part I, K or O, as applicable.

8.04	INVESTMENT RULES

(a)       In General. Subject to such rules and conditions as may be in force at the time of the election and subject to the limitations of Section 8.03 of the Plan and this Section 8.04 of the Plan, a Participant, Inactive Participant, Beneficiary and Alternate Payee may, on any Business Day, modify his investment directions as then in effect with respect to the investment of his Accounts and a Participant may, on any Business Day, modify his investment directions as then in effect with respect to the investment of future contributions to each of his Accounts or to all of his Accounts.

(b)       Restrictions.

(1)       The Third-Party Recordkeeper may be directed to prohibit or limit the number or type of modifications of investment direction with respect to any one or more Participants, Inactive Participants, Beneficiaries or Alternate Payees or as to all Participants, Beneficiaries and Alternate Payees should it be determined that use of this feature of the Plan has, or will, become excessive, or if it is determined that such

Participant, Inactive Participant, Beneficiary or Alternate Payee has violated the abusive trading practices or other policies of an Investment Manager or of the Plan.

(2)       A Participant, Inactive Participant, Beneficiary and Alternate Payee may not perform a Rebalancing with respect to any portion of his Account invested in Part D, Part I, Part K or Part O.

8.05	BENEFICIARIES AND ALTERNATE PAYEES

If a Participant or Inactive Participant dies before distribution is made or completed, his Beneficiary may direct the investment of such former Participant’s Accounts pursuant to the provisions of this ARTICLE VIII of the Plan. An Alternate Payee of either a Participant or Inactive Participant may direct the investment of that portion (or all) of the Accounts assigned to such Alternate Payee pursuant to the Qualified Domestic Relations Order.

8.06	COMMON, COLLECTIVE OR POOLED FUNDS

Any sale or purchase of an interest in (a) a common or collective trust fund or pooled investment fund maintained by the Trustee or any other party in interest (as defined in ERISA) which is a bank or trust company supervised by a State or Federal agency, or (b) a pooled investment fund of an insurance company qualified to do business in any State (as defined in ERISA) is expressly permitted with respect to any of the assets of the Fund.

8.07	INVESTMENTS IN TRUSTEE DEPOSITS

The assets in the Fund held by the Trustee may be invested in deposits of such Trustee or any party in interest (as defined in ERISA).

ARTICLE IX

LOANS TO PARTICIPANTS

9.01	PARTICIPANT LOANS

(a)       Maximum Loan. A Participant may, in accordance with nondiscriminatory rules, make application for a General Purpose Loan and a Home Purchase Loan from his Accounts in an aggregate amount not greater than the lesser of:

(1)       fifty percent (50%) of the Current Value of his Accounts; or

(2)       $50,000;

reduced by the amount, if any, by which the highest outstanding balance of all General Purpose and Home Purchase Loans made to the Participant pursuant to the provisions of this ARTICLE IX of the Plan during the twelve (12) month period immediately preceding the date on which the Loan is made, exceeds the outstanding balance on the date the Loan is made of all Loans made to the Participant pursuant to this Article.

(b)       Ineligible Accounts. Loans may not be taken from a Participant’s Roth Account, Roth Catch-Up Account, Qualified Nonelective Contributions Account and Supplemental Company Contributions Account.

(c)       Part D, Part I, Part K and Part O. Prior to applying for a Loan pursuant to this Section 9.01 of the Plan, the Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D, Part I, Part K and/or Part O of the Fund and that is needed to satisfy the Loan.

(d)       Disbursement of Loan Proceeds. Loan proceeds may be made by check or by any acceptable electronic transfer media.

(e)        Plan Limits on Loans.

(1)       A Participant may not have more than two Loans (either two General Purpose Loans or two Home Purchase Loans, or one General Purpose Loan and one Home Purchase Loan) outstanding at any time, and a Participant may not make an application for a second outstanding Loan within six (6) months of his application for a first outstanding Loan If a Participant has repaid a Loan, he may not apply for a new Loan for 30 days from the date of the repayment of the prior loan;

(2)       The minimum amount of any Loan from a Participant’s Accounts shall be $1,000;

(3)       Inactive Participants, Beneficiaries and Alternate Payees are not eligible to obtain a Loan from the Plan; and

(4)       A Participant on leave of absence may not apply for a Loan.

9.02	PERIOD OF REPAYMENT

The application for a Loan shall specify the period of repayment, which, in the case of a General Purpose Loan, shall not be more than five years (except as provided under Section 9.04(e) of the Plan), and in the case of a Home Purchase Loan, shall not be more than 25 years.

9.03	LOAN REPAYMENTS

(a)       Amortization. Each Loan shall be amortized in level payments and shall bear a fixed interest rate over the term of the Loan, provided, however, that a Participant who has received a Home Purchase Loan which has been outstanding for no less than five years may apply to change the interest rate to the rate currently in effect at the time of the application and provided, further, that no such application may be made more frequently than every five years.

(b)       Documentation of Home Purchase Loan. A Participant who applies for a Home Purchase Loan shall provide such documentation as is deemed sufficient to demonstrate that the proceeds will be used to purchase the primary residence of the Participant.

(c)       Early Repayment. A Participant may repay in full or in part the balance of any outstanding General Purpose Loan or Home Purchase Loan at any time, provided that the level amount of amortization payments shall not be changed in the case of a partial repayment.

(d)       Manner of Loan Payments. Loans shall ordinarily be repaid by periodic deduction from the Participant’s paycheck. However, a Participant may repay by check or by any acceptable electronic transfer media.

9.04	LOAN DEFAULT

(a)        In General. A default shall occur upon the occurrence of one of the following events:

(1)       failure to repay the loan within five (5) years, if a General Purpose Loan and twenty-five (25) years, if a Home Purchase Loan; or

(2)       failure to make a payment before the last day of the calendar quarter following the calendar quarter in which the payment was due; or

(3)       in the case of a Participant who has incurred a severance from employment from his Participating Company and each other member of the Controlled Group, failure to repay the loan before he has taken a distribution from the Plan.

(b)       Possible Transfer of Loan to Successor Plan. In the event of the transfer of the Accounts allocable to Participants (and their spouses and beneficiaries) of a Participating Company (or division, unit or part thereof) to the trust of another plan qualified under Section 401(a) of the Code pursuant to the provisions of Section 13.13(a) of the Plan, outstanding balances of all Loans made to the affected Participants may not become due and payable, but may instead be transferred to and assumed by the plan to which the Accounts are transferred.

(c)       Death of Participant. If a Participant dies before the principal balance of any outstanding Loan is repaid in full, such principal balance must be repaid by the deceased

Participant’s estate no later than the last day of the calendar quarter next succeeding the calendar quarter in which the Participant died.

(d)       Future Loans Prohibited. A Participant who has defaulted on the repayment of a Loan may not obtain any future Loan from his Accounts unless and until he or she has repaid the defaulted loan (including accrued interest); provided, however, that a failure to repay a Loan with an outstanding balance of not more than $10 shall not be considered a default.

(e)       USERRA. Loan repayments may be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

9.05	INVESTIGATIONS; POSSIBLE IMPLICATIONS OF MISREPRESENTATION

Investigations may be conducted and a Participant may be required to make representations or warranties as are deemed desirable or necessary to carry out the purpose of this ARTICLE IX of the Plan. Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a loan under this ARTICLE IX of the Plan may be cause for dismissal of employment.

9.06	LOAN FEES

The Account of a Participant may be charged for obtaining a Loan and for maintaining a Loan.

9.07	SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE IX of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any Loan not be made from that portion of his Accounts that is invested in Part D of the Fund.

ARTICLE X

PLAN ADMINISTRATION

10.01	THE ADMINISTRATOR

(a)       Named Fiduciary. The Administrator is a Named Fiduciary.

(b)       Power to Delegate. The general administration of the Plan shall be vested in the Administrator; provided, however, that the Administrator may delegate or assign its authority to one or more delegates or assignees to carry out certain responsibilities with respect to the administration of the Plan as set forth in the Plan and in the Trust Agreement.

(c)       Reports of Delegates. Each delegate or assignee of the Administrator who has been authorized to exercise administrative responsibilities and powers under the Plan shall periodically report to the Administrator on its exercise thereof and the discharge of such responsibilities.

10.02	INVESTMENT COMMITTEE

(a)       Named Fiduciary. The Investment Committee is a Named Fiduciary.

(b)       Authority. Subject to the delegation of such authority pursuant to the provisions of this Plan, the Investment Committee shall have full authority with respect to the operation and management of the investment of the assets of the Plan, other than Part D, Part I, Part K and Part O of the Fund, including by way of example, but not of limitation:

(1)       to monitor the investment performance of the Parts of the Fund (other than Part D, Part I, Part K and Part O);

(2)       to select the Parts of the Fund (other than Part D of the Fund or any other similar fund or investment option that invests primarily or exclusively in Altria Stock, Mondelēz Stock, PMI Stock, Kraft Heinz Company Stock, or in any other single security that is derived from Altria Stock or Non-Altria Stock, such as a security that has been spun-off to the shareholders of Altria Group Inc., Mondelēz International, Inc., Philip Morris International Inc. or The Kraft Heinz Company) in which Participants, Inactive Participants, Beneficiaries and Alternate Payees may invest the balance in their Accounts;

(3)       to appoint one or more Investment Managers to manage (including the power to acquire or dispose of) one or more Parts or any portion of a Part of the Fund (other than Part D, Part I, Part K and Part O);

(4)       to appoint one or more successor Trustees and to enter into a trust agreement with the Trustee or any successor Trustee;

(5)       to appoint an Investment Advisor (as referenced in Section 1.49(c) of the Plan) to render investment advice to Participants, Inactive Participants, Beneficiaries and Alternate Payees with respect to the investment of their Accounts under the Plan, which Investment Advisor shall acknowledge in writing to the Investment Committee that it is a fiduciary with respect to the Plan. The Investment Advisor shall render such investment advice to any Participant, Inactive Participant, Beneficiary and Alternate Payee who requests it and who furnishes to the Investment Advisor such information as it may reasonably request. A Participant, Inactive Participant, Beneficiary or Alternate Payee may accept, reject or modify the investment recommendations of the Investment Advisor; and

(6)       to determine the expenses of administering the Plan and the investment of the Plan’s assets which shall be payable from the Fund, which determination shall not be the responsibility of the Administrator.

(c)       Authority to Delegate. The Investment Committee may delegate part of its responsibilities and powers to any person or persons selected by it. Any such delegation may be revoked at any time. Any delegate exercising Investment Committee responsibilities and powers under this Section 10.02 of the Plan shall periodically report to the Investment Committee on its exercise thereof and the discharge of such responsibilities.

(d)       Action. The Investment Committee may act by a majority of its number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Investment Committee shall be sufficiently evidenced if certified by the Secretary of the Investment Committee, any two (2) members thereof, or in accordance with any by-laws adopted by the Investment Committee.

10.03	MONITORING COMMITTEE

The Monitoring Committee shall have the sole responsibility to monitor the Altria Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary to determine in their sole judgment and discretion whether each such Independent Named Fiduciary continues to have the qualifications, capacity and personnel to discharge its respective obligations under the Plan and to direct the Administrator to amend the Plan to replace the Altria Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary.

10.04	MANAGEMENT COMMITTEE

(a)       Authority. The Management Committee shall be responsible for reviewing partial or complete denials of claims for benefits by the Administrator, but only to the extent that a Participant, Inactive Participant or Beneficiary (or an authorized representative) timely requests such a review pursuant to the claims procedure set forth in Section 13.05 of the Plan.

(b)       Action. The Management Committee may act by a majority of its number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Management Committee shall be sufficiently evidenced if certified by the Secretary of the Management Committee, any two (2) members thereof, or in accordance with any by-laws adopted by the Management Committee. The Management Committee is not required to meet regularly or periodically, but only if its responsibilities require it to act at a meeting.

10.05	ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

(a)       Named Fiduciary. The Altria Stock Independent Named Fiduciary is a Named Fiduciary.

(b)       Authority. Subject to the provisions of Section 8.02(a)(4) of the Plan, the Altria Stock Independent Named Fiduciary shall have full authority with respect to the management of the investment of Part D of the Fund, including the following duties:

(1)       to monitor Altria’s financial condition to determine, in its sole discretion, whether permitting Participants, Inactive Participants, Beneficiaries and Alternate Payees to make new investments in Altria Stock through the Altria Stock investment option is no longer consistent with ERISA;

(2)       to monitor Altria’s financial condition to determine, in its sole discretion, whether holding Altria Stock in Part D of the Fund is no longer consistent with ERISA and, if so, to determine when and how to liquidate, in whole or in part, the Plan’s holdings in Altria Stock in Part D of the Fund;

(3)       if the Altria Stock Independent Named Fiduciary exercises the authority provided for in clause (2), to direct the investment of any proceeds from any sale or other disposition of Altria Stock into Part A of the Fund (US Government Obligations Fund), or other investment option the Altria Stock Independent Named Fiduciary so directs, pending the investment election of Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(4)       to communicate its decisions to Participants, Inactive Participants, Beneficiaries and Alternate Payees using the Plan’s normal distribution methods;

(5)       to establish procedures to ensure the confidentiality of information relating to the holding and sale of interests in Part D of the Fund and on the exercise of voting, tender and similar rights by Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(6)       to determine, in its sole discretion, whether (i) a public tender or exchange offer that is made for the purchase or exchange of less than five percent (5%) of the outstanding shares of Altria Stock, and (ii) is made pursuant to Section 14(e) of the Act and Regulation 14E, should be passed through to Plan Participants, Inactive Participants, Beneficiaries and Alternate Payees and if the Altria Stock Independent Named Fiduciary determines that tender offer materials should not be provided to Participants, Inactive Participants, Beneficiaries and Alternate Payees, it shall direct the Trustee in writing as to whether shares of Altria Stock should or should not be tendered pursuant to such offer, provided that ALCS or the transfer agent for the shares of Altria Stock timely notifies the Altria Stock Independent Named Fiduciary of the tender offer;

(7)       to review any communications to Participants, Inactive Participants, Beneficiaries and Alternate Payees by the Plan, the Plan’s Third-Party Recordkeeper or the Company regarding Part D of the Fund; and

(8)       to direct such Plan’s Trustee and custodian to execute and deliver to the Altria Stock Independent Named Fiduciary such forms and other documents as the Altria Stock Independent Named Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.

(c)       Prior Amendment Not Required. Any exercise of the duties by the Altria Stock Independent Named Fiduciary granted to it pursuant to Section 10.05(b) of the Plan shall not require an amendment of the Plan prior to the initiation of the exercise of any such duty.

10.06	NON-ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

(a)       Named Fiduciary. Each Non-Altria Stock Independent Named Fiduciary is a Named Fiduciary.

(b)       Authority. Subject to the provisions of Sections 8.02(a)(9), 8.02(a)(11), and 8.02(a)(15) of the Plan, the Non-Altria Stock Independent Named Fiduciary of Part I, Part K and/or Part O of the Fund shall have full authority with respect to the management of the investment of the Part or Parts for which it has been designated as Named Fiduciary, including the following duties:

(1)       to monitor the financial condition of the Non-Altria Stock for which it has been designated as Named Fiduciary to determine, in its sole discretion, whether holding the Non-Altria Stock in Part I, Part K or Part O of the Fund, as applicable, is no longer consistent with ERISA and, if so, to determine when and how to liquidate, in whole or in part, the Plan’s holdings in such Non-Altria Stock;

(2)       if the Non-Altria Stock Independent Named Fiduciary exercises the authority provided for in clause (1), to direct the investment of any proceeds from any sale or other disposition of such Non-Altria Stock into Part A of the Fund (US Government Obligations Fund), or other investment option the Non-Altria Stock Independent Named Fiduciary so directs, pending the investment election of Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(3)       to communicate its decisions to Participants, Inactive Participants, Beneficiaries and Alternate Payees using the Plan’s normal distribution methods;

(4)       to establish procedures to ensure the confidentiality of information relating to the holding and sale of interests in the Part of the Fund (Part I, K or O) for which it has been designated as Named Fiduciary and on the exercise of voting, tender and similar rights by Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(5)       to determine, in its sole discretion, whether (i) a public tender or exchange offer that is made for the purchase or exchange of less than five percent (5%) of the outstanding shares of Non-Altria Stock in a Part of the Fund for which it has been designated as Named Fiduciary, and (ii) is made pursuant to Section 14(e) of the Act and Regulation 14E, should be passed through to Plan Participants, Inactive Participants, Beneficiaries and Alternate Payees and if the Non-Altria Stock Independent Named Fiduciary determines that tender offer materials should not be provided to Participants, Inactive Participants, Beneficiaries and Alternate Payees, it shall direct the Trustee in writing as to whether shares of the Non-Altria Stock should or should not be tendered pursuant to such offer, provided that ALCS or the transfer agent for the shares of the Non-Altria Stock timely notifies the Non-Altria Stock Independent Named Fiduciary of the tender offer;

(6)       to review any communications to Participants, Inactive Participants, Beneficiaries and Alternate Payees by the Plan, the Plan’s Third-Party Recordkeeper or

the Company regarding the Part of the Fund (Part I, K or O) for which it has been designated as Named Fiduciary; and

(7)       to direct the Plan’s Trustee and custodian to execute and deliver to the Non-Altria Stock Independent Named Fiduciary such forms and other documents as the Non-Altria Stock Independent Named Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.

Notwithstanding the use of the general terms “Non-Altria Stock”, “Non-Altria Stock Fund”, and “Non-Altria Stock Independent Named Fiduciary” in the Plan, each Non-Altria Stock Independent Named Fiduciary is separate and distinct from the other Non-Altria Stock Independent Named Fiduciaries and shall be responsible only for the Non-Altria Stock for which it has been designated as Named Fiduciary.

(c)       Prior Amendment Not Required. Any exercise of the duties by a Non-Altria Stock Independent Named Fiduciary granted to it pursuant to Section 10.06(b) of the Plan shall not require an amendment of the Plan prior to the initiation of the exercise of any such duty.

10.07	THE FIDUCIARIES

(a)       In General. The duties and powers of the Fiduciaries shall be as set forth in the Plan and in the Trust Agreement.

(b)       Allocation of Responsibilities. The fiduciary responsibilities of the Named Fiduciaries shall be allocated as follows:

(1)       Administrator. The Administrator shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the management of the Plan as it relates to the administration of the Plan and shall have no authority or responsibility:

(A)       with respect to the management of the Fund, which shall be the sole responsibility of the Investment Committee, the Altria Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary, as allocated among them as set forth below;

(B)       with respect to the duties of the Monitoring Committee set forth in Section 10.03 of the Plan; and

(C)       with respect to the duties of the Management Committee set forth in Section 10.04 of the Plan.

(2)       Monitoring Committee. The Monitoring Committee shall have the responsibility, exclusive of the other Fiduciaries, with respect to the duties set forth in Section 10.03 of the Plan and shall have no authority and responsibility with respect to:

(A)       the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator; and

(B)       the management of the Fund, including any Part of the Fund, which shall be the sole responsibility of the Investment Committee, the Altria

Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary, as allocated among them as set forth below; and

(C)       the duties of the Management Committee set forth in Section 10.04 of the Plan.

(3)       Altria Stock Independent Named Fiduciary. The Altria Stock Independent Named Fiduciary shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the duties set forth in Section 10.05(b) of the Plan and shall have no authority or responsibility with respect to:

(A)       In the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator;

(B)       the management of any Part of the Fund other than Part D of the Fund, which other Parts shall be the sole responsibility of the Investment Committee, and each Non-Altria Stock Independent Named Fiduciary, as allocated among them;

(C)       the duties of the Management Committee set forth in Section 10.04 of the Plan; and

(D)       the duties of the Monitoring Committee set forth in Section 10.03 of the Plan.

(4)       Non-Altria Stock Independent Named Fiduciary. Each Non-Altria Stock Independent Named Fiduciary shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the duties set forth in Section 10.06(b) of the Plan, as applicable to each Non-Altria Stock for which it serves as a Named Fiduciary and shall have no authority or responsibility with respect to:

(A)       the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator;

(B)       the management of any Part of the Fund other than the Part or Parts of the Fund (Part I, Part K and/or Part O of the Fund) for which it has been designated as Named Fiduciary, which other Parts shall be the sole responsibility of the Investment Committee, the Altria Stock Independent Named Fiduciary and any other Non-Altria Stock Independent Named Fiduciary, as allocated among them;

(C)       the duties of the Management Committee set forth in Section 10.04 of the Plan; and

(D)       the duties of the Monitoring Committee set forth in Section 10.03 of the Plan.

In the event that there is more than one Non-Altria Stock Independent Named Fiduciary, then each Non-Altria Stock Independent Named Fiduciary shall only have the responsibility, exclusive from each other Non-Altria Stock Independent Named Fiduciary, with respect to the duties set forth in Section 10.06 of the Plan only with respect to each Non-Altria Stock for which it serves as the Named Fiduciary.

(5)       Investment Committee. The Investment Committee shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the management or disposition of the Fund, except Part D of the Fund, Part I of the Fund, Part K of the Fund and Part O of the Fund, including the appointment of an Investment Advisor to offer investment advice to Participants, Inactive Participants, Beneficiaries and Alternate Payees with respect to the investment of their Accounts under the Plan and shall have no authority or responsibility with respect to:

(A)       the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator;

(B)       Part D of the Fund, which shall be the sole responsibility of the Altria Stock Independent Named Fiduciary;

(C)       Part I, Part K and Part O of the Fund, which shall be the sole responsibility of a Non-Altria Stock Independent Named Fiduciary;

(D)       the duties of the Management Committee set forth in Section 10.04 of the Plan; and

(E)       the duties of the Monitoring Committee set forth in Section 10.03 of the Plan.

(c)       Counsel and Agent. The Fiduciaries may employ counsel and agents and engage such clerical, financial, investment and actuarial services as they deem expedient.

(d)       Remuneration of Fiduciaries. Any Fiduciary (other than an employee of a Participating Company) may receive from the Fund such reasonable remuneration for his services as the Investment Committee may from time to time determine.

(e)       Administrative Expenses. All expenses incurred by a Fiduciary (other than a Fiduciary who is an employee of a Participating Company, whether such employee serves as a Fiduciary individually or as a member of a committee) in the administration of the Plan, management of Plan assets or otherwise, including compensation of such officers, actuary, counsel, agents or agencies as may be appointed or employed, shall be paid from the Fund to the extent authorized by the Investment Committee, and to the extent that the expenses are not paid by the Fund, shall be paid by the Participating Companies.

ARTICLE XI

AMENDMENT OR TERMINATION

11.01	AMENDMENT OF THE PLAN

(a)       Power to Amend. The Board may amend, retroactively or otherwise, suspend, or terminate the Plan or the Trust Agreement, in whole or in part; provided, however, that authority to amend the Plan is delegated to the following entities or individual where approval of the Plan amendment or amendments by the shareholders of Altria is not required:

(1)       to the Committee, if the amendment (or amendments) will not increase the annual expenditure of the Plan by more than ten million dollars ($10,000,000); and

(2)       to the Administrator, as settlor, if the amendment (or amendments) will not increase the annual expenditure of the Plan by more than five-hundred thousand dollars ($500,000).

(b)       Reservation of Authority. Notwithstanding the foregoing authority of the Board, the Committee and the Administrator to amend the Plan, only the Administrator, upon the direction of the Monitoring Committee, is authorized to amend the Plan to remove the Altria Stock Independent Named Fiduciary and/or any Non-Altria Stock Independent Named Fiduciary and to appoint any successor thereto.

(c)       Authority of Participating Company. Each Participating Company reserves the right to terminate its participation in the Plan, by delivering to the Trustee and the Committee a copy of such amendment, suspension or termination, as duly incorporated in a resolution of the Board or of the board of directors of such Participating Company, as the case may be.

(d)       Limitation on Authority of Board. The Board shall have no power to:

(1)       increase the aggregate Contribution and contribution to the Salaried Plan for any year to an amount in excess of three percent (3%) of Consolidated Earnings for such year; or

(2)       cause or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants and their Beneficiaries.

11.02	TERMINATION OF THE PLAN

(a)       In General. Upon the termination or partial termination of the Plan or upon complete discontinuance of contributions thereto, the rights of all Participants and Inactive Participants to amounts credited to the Participants’ and Inactive Participants’ Accounts shall be nonforfeitable. Upon the occurrence of any of such events, the Administrator and the Investment Committee, in accordance with the direction of the Board, shall direct the Trustee either:

(1)       to continue to act in accordance with the Plan and the Trust Agreement until all assets have been distributed in accordance with the Plan or until such time as the Board directs distribution in accordance with the provisions of Section 11.02(a)(2) of the Plan; or

(2)       to distribute all assets remaining in the Fund to Participants, Inactive Participants, their Beneficiaries, Alternate Payees or legal representatives in accordance with the Current Value of the Participants’ or Inactive Participants’ (or Beneficiaries’ or Alternate Payees’) Accounts, less the Current Value of the Participants’ or Inactive Participants’ Loan Accounts, as of a date to be determined by the Board.

(b)       Ongoing Powers. The Administrator, Investment Committee, the Monitoring Committee, Altria Stock Independent Named Fiduciary and each Non-Altria Stock Independent Named Fiduciary shall continue to act with full powers hereunder until the completion of the distribution of such assets.

ARTICLE XII

RESTRICTIONS ON ALIENATION AND ASSIGNMENT

12.01	NONALIENATION OF ACCOUNTS

(a)       In General. The right of any person to receive any distribution or to withdraw any amount pursuant to the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to the creation, assignment or recognition of a right to any benefits under the Plan and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same, or to create, assign or recognize a right to the same shall be void; nor shall said right be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any such person.

(b)       Exceptions. Notwithstanding the preceding, payment(s) may be made from a Participant’s Accounts pursuant to:

(1)       a federal tax levy made pursuant to Section 6331 of the Code;

(2)       a judgment in favor of the United States resulting from an unpaid tax assessment;

(3)       a domestic relations order that has been determined to be a Qualified Domestic Relations Order; or

(4)       a judgment or settlement that orders or requires the Participant to pay an amount to the Plan in accordance with Section 401(a)(13)(C) of the Code and the amount so ordered or required is offset from the Participant’s or Inactive Participant’s Accounts.

ARTICLE XIII

GENERAL PROVISIONS

13.01	NO CONTRACT OF EMPLOYMENT

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Company and any Employee or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of a Participating Company or to interfere with the right of any Participating Company to discharge any Employee at any time.

13.02	ALTRIA STOCK VOTING

(a)       In General. Full and fractional shares of Altria Stock invested in Part D (including both Subparts thereof) and allocated to any Account shall be voted by the Trustee in accordance with, and upon instructions of the Participant, Inactive Participant, Beneficiary or Alternate Payee given on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Inactive Participant, Beneficiary or Alternate Payee whose Accounts are invested in Part D (including both Subparts thereof). Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Altria Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

(b)       Account Holder as Named Fiduciary. Except as provided in Section 10.05(b)(6), a Participant, Inactive Participant, Beneficiary or Alternate Payee shall be the Named Fiduciary with respect to the voting and tendering of shares of Altria Stock invested in Part D and allocated to his Accounts.

13.03	NON-ALTRIA STOCK VOTING

(a)       In General. Full and fractional shares of any Non-Altria Stock invested in a Non-Altria Stock Investment Option and allocated to any Account shall be voted by the Trustee in accordance with, and upon instructions of the Participant, Inactive Participant, Beneficiary or Alternate Payee given on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Inactive Participant, Beneficiary or Alternate Payee whose Accounts are invested in a Non-Altria. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Non-Altria Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

(b)       Account Holder as Named Fiduciary. Except as provided in Section 10.06(b)(5), a Participant, Inactive Participant, Beneficiary or Alternate Payee shall be the Named Fiduciary with respect to the voting and tendering of shares of Non-Altria Stock invested in a Non-Altria Stock Investment Option and allocated to his Accounts.

13.04	DETERMINATION OF BENEFICIARY PURSUANT TO SECTION 6.05 OF THE PLAN

(a)       Notice of Benefit Determination. If the Administrator determines that the Spouse of the Participant or Inactive Participant is not the Beneficiary of the Plan, the Administrator will furnish to the Spouse a written explanation of the determination. This explanation will:

(1)       set forth the specific reason or reasons for the determination;

(2)       refer to the specific provisions of the Plan on which it is based;

(3)       explain the time limits within which the Spouse may file an appeal;

(4)       include a statement of the right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review; and

(5)       inform the Spouse that failure to file an appeal within the allotted time period will preclude judicial review of the Administrator’s determination.

(b)       Timing of Denial Notice. The explanation of the Administrator will normally be sent to the Claimant no more than 180 days after the death of the Participant or Inactive Participant. However, if special circumstances require an extension of time to make a determination, the Spouse will be notified of the decision of the Administrator no later than 365 days from the date of the Spouse’s death. The explanation of the Administrator may be sent to the Spouse in writing or by electronic notification.

(c)       Request for Review of Denied Claim. Within 60 days after receiving the notice of determination by the Administrator, the Spouse may write to the Management Committee to request a full and fair review of the Administrator’s determination. The request should be accompanied by any documents, records and other information relating to the claim for benefits that are potentially relevant to the review of the Administrator’s determination. The Spouse will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the Administrator’s determination.

(d)       Notice of Denial on Review. The Management Committee will send the Spouse its decision. Any decision of the Management Committee which completely or partially upholds the Administrator’s determination will:

(1)       set forth the specific reason or reasons for the determination;

(2)       refer to the specific provisions of the Plan on which it is based;

(3)       include a statement that the Spouse may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the determination;

(4)       include a statement describing any voluntary appeal procedures offered by the Plan and the right to obtain information about these procedures; and

(5)       include a statement of the Spouse’s right to bring a civil action under Section 502(a) of ERISA following the decision of the Management Committee.

(e)       Timing of Notice on Review. A decision will be made by the Management Committee within sixty (60) days after it receives the written request for review. The review by the Management Committee will take into account all comments, documents, records and other information submitted by the Spouse without regard to whether such information was submitted or considered in the initial determination of the Administrator. However, if special circumstances require an extension of time for a decision, the Spouse will be notified in writing of the circumstances that require the extension and the date by which the Management Committee expects to render a decision. The Spouse will be notified of the decision of the Management Committee no later than 120 days from the date that the Administrator made the original determination under this Section. The decision may be sent to the Spouse in writing or by electronic notification.

13.05	DENIAL OF CLAIMS FOR BENEFITS

(a)       Notice of Benefit Denial. If the Administrator denies a request for a distribution of or a withdrawal from an Account, the Administrator will furnish to the Claimant a written explanation of the complete or partial denial of benefits under the Plan. This explanation will:

(1)       set forth the specific reason or reasons for the adverse determination;

(2)       refer to the specific provisions of the Plan on which it is based;

(3)       describe any additional material or information that may be needed for the claim to be processed;

(4)       explain why such additional material or information is necessary;

(5)       explain the Plan’s claim review procedure, including the time limits within which to file an appeal; and

(6)       include a statement of the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b)       Timing of Denial Notice. The explanation of the Administrator will normally be sent to the Claimant no more than 90 days after the claim for benefits was filed with the Administrator. However, if special circumstances require an extension of time to process the claim, the Claimant will be notified in writing of the circumstances that require the extension and the date by which the Administrator expects to render a decision. The Claimant will be notified of the decision of the Administrator no later than 180 days from the date the application for benefits was received. The explanation of the Administrator may be sent to the Claimant in writing or by electronic notification.

(c)       Request for Review of Denied Claim. Within 60 days after receiving the notice of complete or partial denial by the Administrator, the Claimant may write to the Management Committee to request a full and fair review of the complete or partial denial by the Administrator. The request should be accompanied by any documents, records and other information relating to the claim for benefits that the Claimant has in support of the claim. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the claim for benefits.

(d)       Notice of Denial On Review. The Management Committee will send the Claimant its decision. Any decision of the Management Committee which completely or partially denies benefits will:

(1)       set forth the specific reason or reasons for the adverse determination;

(2)       refer to the specific provisions of the Plan on which it is based;

(3)       include a statement that the Claimant may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the claim for benefits;

(4)       include a statement describing any voluntary appeal procedures offered by the Plan and the right to obtain information about these procedures; and

(5)       include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the decision of the Management Committee.

(e)       Timing of Notice on Review. A decision will be made by the Management Committee within sixty (60) days after it receives the written request for review. The review by the Management Committee will take into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial determination of the Administrator. However, if special circumstances require an extension of time for a decision, the Claimant will be notified in writing of the circumstances that require the extension and the date by which the Management Committee expects to render a decision. The Claimant will be notified of the decision of the Management Committee no later than 120 days from the date the application for benefits was received. The decision may be sent to the Claimant in writing or by electronic notification.

13.06	QUALIFIED DOMESTIC RELATIONS ORDERS

(a)       Notice Upon Receipt. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law claimed to be a Qualified Domestic Relations Order, the Plan shall promptly notify the Participant or Inactive Participant whose Accounts may be subject thereto and any Alternate Payee specified therein of the receipt thereof and the Plan’s procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order.

(b)       Determination of Qualification. The Plan shall determine, within a reasonable period of time after receipt thereof, whether such judgment, decree or order is a Qualified Domestic Relations Order and shall notify the affected Participant or Inactive Participant and each Alternate Payee of such determination.

(c)       QDRO Procedures. Reasonable procedures shall be established to determine whether a judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law is a Qualified Domestic Relations Order and to administer distribution of benefits pursuant to such Qualified Domestic Relations Order.

(d)       Separate Accounting. Pending final determination as to whether a judgment, decree or order is a Qualified Domestic Relations Order by the Plan, a court of competent jurisdiction, or otherwise, the Trustee or Third-Party Recordkeeper shall separately account for that portion of the Participant’s or Inactive Participant’s Accounts which would have been payable to the Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order.

(1)       If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the claimed Qualified Domestic Relations Order, the judgment, decree or order is finally determined to be a Qualified Domestic Relations Order, the Trustee shall be directed to pay the separately accounted for amounts (plus any interest thereon) to the Alternate Payee entitled thereto.

(2)       If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the claimed Qualified Domestic Relations Order, the judgment, decree or order is finally determined not to be a Qualified Domestic Relations Order, or no such determination has been made, the Trustee shall be directed to pay or credit the separately accounted for amounts (plus any interest thereon) to the Participant, Inactive Participant or Beneficiary entitled thereto as if no judgment, decree or order had been served. Any subsequent determination that such judgment, decree or order is a Qualified Domestic Relations Order shall apply to benefits paid or payable on or after the date of such determination.

13.07	OFFSET FOR INDEBTEDNESS TO PARTICIPATING COMPANY

In case any person entitled to a distribution or a withdrawal from the Plan shall be indebted to a Participating Company, the amount of such indebtedness shall be deducted from the amount of any such distribution or withdrawal, in accordance with regulations promulgated by the Department of the Treasury. The amount of such deduction shall be paid to the Participating Company.

13.08	PAYMENTS TO INFANTS OR INCOMPETENTS

If any person entitled to a payment under the Plan is an infant, or if it is determined that any such person is incompetent by reason of physical or mental disability, the payments becoming due to such person may be made to another for his benefit, without any responsibility of the Administrator, the Trustee or the Third-Party Recordkeeper for the application of such payments. Payments made pursuant to such power shall operate, to the extent thereof, as a complete discharge of all obligations arising pursuant to the Plan and the Trust Agreement.

13.09	UNCASHED CHECKS

(a)       Change of Address. Each Participant, Inactive Participant, Beneficiary and Alternate Payee shall advise the Plan of his current address and shall notify the Third-Party Recordkeeper of any change in address.

(b)       Checks Outstanding After Three (3) Months. If any check representing payment of a benefit under the Plan is not cashed within three (3) months from the date it is issued, the Third-Party Recordkeeper shall attempt to confirm the correct address. The Third-Party Recordkeeper may then void any of the aforementioned checks and may issue replacement checks with notice that any replacement checks not cashed within three (3) months may also be voided. The Third-Party Recordkeeper may void any checks or replacement checks not cashed and the funds shall be returned to the Accounts of the Participant, Inactive Participant or Alternate Payee.

(c)       Payee Cannot Be Located. In addition, if the Third-Party Recordkeeper is unable to locate a Participant, Inactive Participant, Beneficiary or Alternate Payee for whom a distribution is required under the provisions of ARTICLE VI within six (6) months after all or any portion of an Account is required to be payable (whether by operation of law, pursuant to the provisions of the Plan, or otherwise), the Third-Party Recordkeeper shall make all reasonable efforts to locate such Participant, Inactive Participant, Beneficiary or Alternate Payee and shall mail a notice by certified mail to the last known address of such person. The funds shall not escheat to any state or revert to any party but shall be treated as forfeited and applied to reduce the Contribution and/or Company Match Contributions on behalf of such Participant’s Participating Company for the year in which such Account is forfeited.

(d)       Claim For Forfeited Benefit. If a Participant, Inactive Participant, Beneficiary or Alternate Payee who the Third-Party Recordkeeper has been unable to locate makes a claim for distribution of all or a portion of the balance in his Accounts, the amount so forfeited shall be restored from amounts forfeited and used to reduce the Contribution and/or Company Match Contributions on behalf of such Participant’s Participating Company in the same year as the year the amount is to be restored to such Participant, Inactive Participant, Beneficiary or Alternate Payee.

(1)       In the event there are insufficient forfeitures in that year from which to restore a Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts, the Participant’s Participating Company shall make such additional contribution as is necessary to make up for any shortfall.

(2)       The Administrator may, in his sole discretion, credit the amount so restored with interest at the rate credited pursuant to Part C of the Fund from the date of forfeiture to the date of restoration, or for such other period as the Administrator shall, in his sole discretion, determine. Such interest may be credited only if the Administrator determines that the amounts were forfeited due to the fault of the Participating Companies.

13.10	ADMINISTRATIVE RESTRICTIONS

Notwithstanding the preceding provisions of the Plan, the Administrator may prevent a Participant, Inactive Participant, Beneficiary or Alternate Payee from exercising control over the investment of his Account, or from taking a loan, withdrawal or distribution from the Plan in those instances which the Administrator believes (or has good reason to believe) that the Participant, Inactive Participant, Beneficiary or Alternate Payee has been (or is expected to be) divested of all or a portion of the Account (for example, if a Federal tax levy has been served on the Administrator or his delegate or if the Administrator, in accordance with the procedures adopted pursuant to the provisions of this Plan, places a “freeze” on the Account in anticipation of the service of a judgment, decree or order believed to be a Qualified Domestic Relations Order), or if the Participant, Inactive Participant, Beneficiary or Alternate Payee has filed a change of address application with the Administrator. The Administrator may place such restrictions on an Account for as long as the Administrator may determine in his sole and absolute discretion.

13.11	FIDUCIARY DISCRETION

Except in those cases in which the power of determination is expressly reserved to a Participating Company, the appropriate Fiduciary shall have full power and discretionary authority to determine all matters arising in the administration, interpretation and application of the Plan, including discretionary authority to construe Plan terms and provisions. The appropriate Plan Fiduciary shall also have discretionary power to determine all questions that arise under the Plan such as the eligibility of any employee of a Participating Company to participate in the Plan, to determine the amount of any benefit to which any person is entitled to under the Plan, to make factual determinations and to remedy any ambiguities, inconsistencies or omission of any kind. Benefits under the Plan will be paid only if the appropriate Fiduciary decides in his or its discretion that the applicant is entitled to them.

13.12	APPLICABLE LAW

Except as otherwise required by ERISA, the Plan shall be construed and enforced and its provisions shall be administered according to the laws of the State of New York.

13.13	USERRA

(a)       Upon Reemployment Following Service in the Uniformed Service of the United States. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and eligibility service credit with respect to reemployment by a Participating Company of a Participant following Service in the Uniformed Service of the United States will be provided in accordance with Section 414(u) of the Code. Reasonable procedures may be adopted in compliance with Section 414(u) of the Code.

(b)       Death During Service in the Uniformed Service of the United States. Effective for deaths occurring on or after January 1, 2007, an Employee who dies while performing Service in the Uniformed Service of the United States shall be deemed reemployed by his Participating Company on the day prior to death and terminated on his or her date of death.

(1)       Employees who are deemed reemployed under the provisions of this subsection (b) shall be entitled to such contributions and eligibility service credit under Section 414(u) of the Code as they would receive if they were actually reemployed following a period of Service in the Uniformed Services of the United States.

(2)       The amount of Company Match Contributions allocated to the Account of an Employee treated as reemployed under this subsection (b) shall be determined on the basis of the Employee’s average actual Salary Reduction Contributions and After-Tax Contributions, as the case may be, for the lesser of:

(A)       the 12 months of employment with the Employee’s Participating Company; or

(B)       the Employee’s actual period of employment with his Participating Company, if fewer than 12 months,

immediately prior to the Employee’s Service in the Uniformed Service of the United States.

13.14	PARTICIPATING COMPANY LEAVES CONTROLLED GROUP

(a)       In General. If any Participating Company (or division, unit or part thereof) shall cease to be a member of the Controlled Group, such actions shall be taken with respect to employees and former employees (and their spouses and other beneficiaries) of such Participating Company (or division, unit or part thereof) who are Participants, Inactive Participants, Beneficiaries or Alternate Payees in accordance with the provisions of any agreement which causes such Participating Company (or division, unit or part thereof) to cease to be a member of the Controlled Group.

(b)       Power of Administrator. Such actions may include, but are not limited to:

(1)       the transfer of the Accounts allocable to Participants (and their spouses and beneficiaries) of such Participating Company (or division, unit or part thereof) to the trust of another plan qualified under Section 401(a) of the Code;

(2)       the segregation of the Accounts of such Participants (and their spouses and beneficiaries) of such Participating Company (or division, unit or part thereof) in a separate trust forming part of a plan qualified under Section 401(a) of the Code; and

(3)       the retention of the Accounts of affected Participants (and their spouses and beneficiaries) in the Fund pending distribution pursuant to the provisions of ARTICLE VI of the Plan upon their separation from service;

provided, however, that in no event shall such action violate Section 414(l) of the Code.

ARTICLE XIV

FORMS; COMMUNICATIONS; RULES AND PROCEDURES

14.01	ADMINISTRATIVE FORMS; USE OF ELECTRONIC MEDIA

(a)       Administrative Forms. Appropriate forms shall be provided as is deemed expedient in the administration of the Plan and no instrument for which a form is so provided shall be valid unless upon such form.

(b)       Use of Electronic Media. Any Plan communication (including by way of example and not of limitation, an application for a Loan, confirmation of the loan application and acceptance by the Participant of the terms and conditions of any Loan that has been approved) may be made by electronic medium to the extent allowed by applicable law, and in accordance with the Code, ERISA, and any accompanying regulations, notice, or other guidance issued by the Internal Revenue Service or Department of Labor. Reasonable procedures may be adopted to enable a Participant, Inactive Participant, Beneficiary or Alternate Payee to make any election using electronic medium (including an interactive telephone system and a website on the Internet), to the extent permitted by applicable law.

14.02	ADMINISTRATIVE COMMUNICATIONS

All communications concerning the Plan shall be in writing addressed to the Administrator or Third-Party Recordkeeper at such address or addresses as may from time to time be designated. No communication shall be effective for any purpose unless received by the Administrator or the Third-Party Recordkeeper.

14.03	RULES AND PROCEDURES

Rules in connection with the administration of the Plan and procedures to be followed by Participants, Inactive Participants (and Beneficiaries and Alternate Payees) may be adopted from time to time by the Administrator or one or more of his delegates or assignees. Such rules and procedures may include, but are not limited to rules in connection with the making of contributions pursuant to ARTICLE IV of the Plan, the designation of a Beneficiary pursuant to Section 6.05 of the Plan; and the determination of whether a domestic relations order is a Qualified Domestic Relations Order pursuant to Section 13.06 of the Plan.

ARTICLE XV

MERGER, ETC.

15.01	MERGER OR CONSOLIDATION

In the case of any merger or consolidation of the Fund with, or transfer of the assets or liabilities of the Fund to, any trust holding assets of any other employee benefit plan, each Participant in the Plan must (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had terminated.

ARTICLE XVI

LIMITATION ON ALLOCATIONS

16.01	GENERAL RULE

The amount of Annual Additions (as defined in Section 16.03 of the Plan) for Plan Years beginning on and after January 1, 1983 allocated to a Participant’s accounts under the Plan and all other defined contribution plans qualified under Section 401(a) of the Code maintained by the Controlled Group shall be subject to the limitations of Section 16.02 of the Plan. If the allocation of Annual Additions to a Participant’s accounts for any Plan Year beginning on and after January 1, 1983 should exceed these limitations, such Annual Additions shall be reduced so that these limitations are not exceeded.

16.02	LIMIT ON ALLOCATIONS FOR DEFINED CONTRIBUTION PLAN

Effective on and after January 1, 2002, and except to the extent permitted by Section 4.02 of the Plan and Section 414(v) of the Code, the maximum allocation of Annual Additions to Accounts of any Participant under the Plan and all other defined contribution plans qualified under Section 401(a) of the Code maintained by one or more members of the Controlled Group for any Plan Year on and after January 1, 2002, shall be the lesser of:

(a)       forty-thousand dollars ($40,000) (as adjusted for increases in the cost-of-living under Section 415(d) of the Code and applicable to the Plan Year coinciding with such calendar year to reflect cost-of-living adjustments in accordance with regulations prescribed by the Secretary of the Treasury); and

(b)       one hundred percent (100%) of such Participant’s Compensation.

16.03	ANNUAL ADDITIONS

Annual Additions means:

(a)       the Contribution, Company Match Contributions, Supplemental Company Contributions, and Qualified Nonelective Contributions, made by the Participating Companies in accordance with ARTICLE III of the Plan;

(b)       employee stock ownership credit contributions under any employee stock ownership plan;

(c)        Salary Reduction Contributions;

(d)        After-Tax Contributions; and

(e)       any forfeitures allocated to the Participant under any other defined contribution plan maintained by the Controlled Group.

16.04	COMPENSATION

For Plan Years beginning on or after January 1, 2008, Compensation for purposes of this ARTICLE XVI shall also include Compensation paid by the later of (i) 2 1⁄2 months after an Employee’s severance from employment with the Controlled Group, or (ii) the end of the Plan

Year that includes the date of the Employee’s severance from employment with the Controlled Group if:

(a)       the payment is compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Controlled Group; and

(b)       the payment is for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.

EXHIBIT A

PARTICIPATING COMPANIES

Philip Morris USA Inc. and its subsidiaries

Employees of Altria International Sales Inc. (formerly known as the Philip Morris de Puerto Rico division of Philip Morris USA Inc.) are not eligible to participate

U.S. Smokeless Tobacco Company LLC

SMWE